Exhibit 10.2
_____________________________________________________________________________________
44100 DIGITAL LOUDOUN PLAZA
ASHBURN, VIRGINIA
_____________________________________________________________________________________

DEED OF TURN KEY DATACENTER LEASE
Between
DIGITAL LOUDOUN PARKWAY CENTER NORTH, LLC
a Delaware limited liability company
as Landlord

and
CARBONITE, INC., a Delaware corporation
as Tenant

Dated
September 30, 2016

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

TABLE OF CONTENTS
Page

1. LEASE OF TENANT SPACE .........................................................................................................................................		1

1.1	Tenant Space ...........................................................................................................................................................	1
1.2	Condition of Tenant Space ......................................................................................................................................	1
1.3	Interconnections; Datacenter Connection Area ......................................................................................................	1
1.4	Relocation Right .....................................................................................................................................................	1
1.5	Quiet Enjoyment; Access ........................................................................................................................................	1
1.6	Common Area .........................................................................................................................................................	2
1.7	Tenant's Datacenter Expansion Right .....................................................................................................................	3
1.8	Determination of Prevailing Base Rent for Datacenter Expansion Area ................................................................	3
1.9	Licenses and Permits ...............................................................................................................................................	4

2. TERM ..............................................................................................................................................................................		5

2.1	Term ........................................................................................................................................................................	5
2.2	Delivery of Tenant Space ........................................................................................................................................	5
2.3	Extension Options ...................................................................................................................................................	6

3. BASE RENT AND OTHER CHARGES ........................................................................................................................		7

3.1	Base Rent ................................................................................................................................................................	7
3.2	Installation Fee ........................................................................................................................................................	7
3.3	Payments Generally ................................................................................................................................................	7
3.4	Late Payments .........................................................................................................................................................	7
3.5	Utilities; Tenant's Utility Payment ..........................................................................................................................	8

4. TAXES .............................................................................................................................................................................		9

4.1	Taxes - Equipment ..................................................................................................................................................	9
4.2	Taxes - Other ...........................................................................................................................................................	9
4.3	Taxes - Real Property ..............................................................................................................................................	9

5. SECURITY DEPOSIT .....................................................................................................................................................		10

6. PERMITTED USE; COMPLIANE WITH RULES AND LAWS; HAZARDOUS MATERIALS ................................		10

6.1	Permitted Use ..........................................................................................................................................................	10
6.2	Datacenter Rules and Regulations ..........................................................................................................................	11
6.3	Compliance with Laws; Hazardous Materials ........................................................................................................	11
6.4	Electricity Consumption Threshold ........................................................................................................................	11
6.5	Maximum Structural Load ......................................................................................................................................	12

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

7. ACCESS CONTROL; LANDLORD'S ESSENTIAL SERVICES; INTERRUPTION OF SERVICES .........................		12

7.1	Access Control ......................................................................................................................................................	12
7.2	Landlord's Essential Services ...............................................................................................................................	12
7.3	Customer Handbook .............................................................................................................................................	12
7.4	Interruption of Services ........................................................................................................................................	12
7.5	Remote Hands Service .........................................................................................................................................	13

8. MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT'S PERSONAL PROPERTY ......................................		13

8.1	Landlord's Maintenance ........................................................................................................................................	13
8.2	Tenant's Maintenance ...........................................................................................................................................	14
8.3	Alterations ............................................................................................................................................................	14
8.4	Removal of Tenant's Personal Property ................................................................................................................	15

9. CASUALTY EVENTS; TAKINGS; INSURANCE ........................................................................................................		15

9.1	Casualty Events; Takings ......................................................................................................................................	15
9.2	Tenant's Insurance ................................................................................................................................................	17
9.3	Landlord's Insurance .............................................................................................................................................	17

10. TRANSFERS ...................................................................................................................................................................		17

10.1	Restrictions on Transfers; Landlord's Consent .....................................................................................................	17
10.2	Notice to Landlord ................................................................................................................................................	17
10.3	Landlord's Recapture Right ..................................................................................................................................	17
10.4	No Release; Subsequent Transfers .......................................................................................................................	18
10.5	Colocation .............................................................................................................................................................	18
10.6	Excess Rent ..........................................................................................................................................................	18

11. ESTOPPEL CERTIFICATES ..........................................................................................................................................		18

12. SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS ..................................................................................		18

12.1	Subordination and Attornment .............................................................................................................................	18
12.2	Holder Protection ..................................................................................................................................................	19
12.3	SNDA ...................................................................................................................................................................	19

13. SURRENDER OF TENANT SPACE; HOLDING OVER .............................................................................................		19

13.1	Tenant's Method of Surrender ..............................................................................................................................	19
13.2	Disposal of Tenant's Personal Property ................................................................................................................	19
13.3	Holding Over ........................................................................................................................................................	19
13.4	Survival .................................................................................................................................................................	20

14. WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS .............................................................		20

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

14.1	Waivers .................................................................................................................................................................	20
14.2	Indemnifications ...................................................................................................................................................	20
14.3	Consequential Damages .......................................................................................................................................	22
14.4	Liens .....................................................................................................................................................................	22

15. TENANT DEFAULT ......................................................................................................................................................		22

15.1	Events of Default By Tenant ................................................................................................................................	22
15.2	Remedies ..............................................................................................................................................................	23
15.3	Limitations on Tenant's Liability ..........................................................................................................................	23

16. LANDLORD'S LIABILITY ...........................................................................................................................................		23

16.1	Landlord Default; Tenant's Remedies ...................................................................................................................	23
16.2	Landlord's Liability ..............................................................................................................................................	24
16.3	Transfer of Landlord's Interest .............................................................................................................................	24

17. MISCELLANEOUS .......................................................................................................................................................		24

17.1	Severability ...........................................................................................................................................................	24
17.2	No Waiver .............................................................................................................................................................	25
17.3	Attorneys' Fees and Costs .....................................................................................................................................	25
17.4	Waiver of Right to Jury Trial ................................................................................................................................	25
17.5	Headings; Time; Survival .....................................................................................................................................	25
17.6	Notices ..................................................................................................................................................................	25
17.7	Governing Law; Jurisdiction ................................................................................................................................	25
17.8	Incorporation; Amendment; Merger .....................................................................................................................	26
17.9	Brokers .................................................................................................................................................................	26
17.10	Examination of Lease; Binding on Parties ...........................................................................................................	26
17.11	Recordation ...........................................................................................................................................................	26
17.12	Authority ...............................................................................................................................................................	26
17.13	Successors and Assigns ........................................................................................................................................	26
17.14	Force Majeure .......................................................................................................................................................	26
17.15	No Partnership of Joint Venture; No Third Party Beneficiaries ...........................................................................	26
17.16	Access by Landlord ..............................................................................................................................................	27
17.17	Rights Reserved by Landlord ...............................................................................................................................	27
17.18	Counterparts; Delivery by Facsimile or E-mail ....................................................................................................	27
17.19	Confidentiality ......................................................................................................................................................	27
17.20	Incorporation of Schedules and Exhibits ..............................................................................................................	27
17.21	Financial Statements .............................................................................................................................................	27
17.22	Master Lease .........................................................................................................................................................	27
17.23	Non-Exclusive Remedies .....................................................................................................................................	28

18. Confidentiality ...............................................................................................................................................................		28

18.1	Definition of Confidential Information ................................................................................................................	28
18.2	Exclusions .............................................................................................................................................................	28
18.3	Use ........................................................................................................................................................................	29

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

18.4	Compelled Disclosures .........................................................................................................................................	29
18.5	Return of Confidential Information ......................................................................................................................	30
18.6	Non-Exclusive Equitable Remedy .......................................................................................................................	30

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SCHEDULE “1”
CERTAIN DEFINED TERMS
“ACM” shall mean and refer to asbestos, asbestos-containing materials or presumed asbestos-containing materials.
“Additional Rent” shall mean and refer to all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such.
“Affiliate Transfer” shall mean and refer to an assignment by Tenant of this Lease to a Tenant Affiliate where (x) Tenant gives Landlord prior written notice of the name of such Tenant Affiliate, and (y) the applicable Tenant Affiliate assumes, in writing, for the benefit of Landlord, all of Tenant’s obligations under this Lease.
“Alterations” shall mean and refer to any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property performed by or on behalf of Tenant or any other Tenant Party.
“Applicable Laws” shall mean and refer to (a) all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority now or hereafter having jurisdiction over the Property and the Landlord Essential Services, (b) all covenants, conditions, laws and restrictions now or hereafter affecting the Property or the Services, (c) all rules, orders, laws, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function for the Property, and (d) the Environmental Laws.
“Applicable Security Deposit Laws” shall mean and refer to laws, rules and regulations applicable to security deposits under commercial leases in the State in which the Property is located.
“Back-Up Power Specifications” shall mean and refer to the specific elements of back-up power that are described in Items 2 & 3 of Exhibit “F”, Table A.
“Back-Up Power Systems” shall mean and refer to the specific equipment used by Landlord to meet the Back-Up Power Specifications.
“Base Rent” shall mean and refer to the amounts of Base Rent set forth in Item 8 of the Basic Lease Information.
“Basic Lease Information” shall mean the information contained in Section 1 of this Lease.
“Building” shall mean and refer to the Building described in Item 15 of the Basic Lease Information.
“Building Systems” shall mean and refer to the Building and/or Property systems and equipment, including all fire/life safety, electrical, HVAC, plumbing and sprinkler, access control (including Landlord’s Access Control Systems), mechanical, and telecommunications systems and equipment.
“Cables” shall mean and refer to all fiber and/or copper cabling that is placed into the Pathway by Landlord on Tenant’s behalf, or by Tenant and/or by any other Tenant Party.
“Casualty-Complete” shall mean and refer to a Casualty Event that results in the complete destruction of the Building or the Property.
“Casualty Event” shall mean and refer to fire, explosion or any other disaster causing damage to the Property, the Building, or the Tenant Space.
“Casualty Repair” shall mean and refer to the repair and reconstruction of the damaged portion(s) of the Property, the Building and/or the Tenant Space to substantially the same condition in which they existed immediately prior to each Casualty Event.
“Casualty Repair Notice” shall mean and refer to written notice by Landlord to Tenant notifying Tenant of the Repair Period-Estimated.
“Chronic Outage” shall mean and refer to the occurrence of two (2) or more Separate/Independent Interruptions of Landlord’s Essential Services within a six (6) consecutive month period, each of which continues for eight (8) or more consecutive hours,

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure or any other event, other than the fault of Tenant, or anyone claiming by, through or under Tenant.
“Chronic Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within five (5) business days after the occurrence of a Chronic Outage, that Tenant thereby terminates this Lease.
“Claims” shall mean and refer to all third party claims, actions, suits and proceedings, and all losses, damages, obligations, liabilities, penalties, fines, costs and expenses arising from any such claims, actions, suits, or proceedings, including reasonable attorneys’ fees, legal costs, and other costs and expenses of defending against any such claims, actions, suits, or proceedings.
“Colocation Activity” shall mean and refer to the installation, operation and maintenance by a Colocation Party of such Colocation Party’s computer, switch and/or communications equipment in the Tenant Space, and the connection of such equipment with the equipment of other Colocation Parties within the Tenant Space.
“Colocation Agreement” shall mean and refer to a license agreement, by and between Tenant and a Colocation Customer, whereby Tenant provides such Colocation Customer (and its related Colocation Parties) a license for the sole purpose of engaging in Colocation Activities within the Tenant Space.
“Colocation Customer” shall mean and refer to a non-carrier customer of Tenant, who desires to engage in Colocation Activities within the Tenant Space, under and pursuant to a Colocation Agreement.
“Colocation Party” shall mean and refer to each Colocation Customer and any person claiming, directly or indirectly, by, through or under any Colocation Customer, together with the officers, agents, servants and employees of each Colocation Customer.
“Commencement Date Conditions” shall mean and refer to the occurrence of the following:
(a)    Landlord has performed the Commissioning of the Premises, which condition shall be deemed to have been satisfied upon Landlord’s receipt of the Commissioning Complete Letter;
(b)    Landlord has completed Landlord’s Installations; and
(c)    Landlord has delivered the Tenant Space to Tenant by virtue of having provided the Commencement Date Notice to Tenant.
“Commencement Date Notice” shall mean and refer to a notice from Landlord to Tenant, substantially in the form attached hereto as Exhibit “H”, which shall (a) memorialize Landlord’s delivery of the Tenant Space to Tenant, and (b) confirm the actual Commencement Date.
“Commissioning” shall mean and refer to the act of causing the commissioning/turn up of the Premises’ infrastructure pursuant to the Commissioning Criteria, so that such infrastructure has passed Level 5 of such Commissioning Criteria, as described in Exhibit “E-1”.
“Commissioning Agent” shall mean and refer to the third party engineering firm that performs the Commissioning.
“Commissioning Complete Letter” shall mean and refer to a letter from the Commissioning Agent, evidencing successful Commissioning of the Premises, substantially in the form attached hereto as Attachment “1” to Exhibit “H”.
“Commissioning Criteria” shall mean and refer to the commissioning criteria set forth on Exhibit “E-1”.
“Common Area” shall mean and refer to that part of the Property lying outside the Premises designated by Landlord from time to time for the common use of all tenants of the Datacenter or the Building, as applicable, including among other facilities, the sidewalks, service corridors, curbs, truck ways, loading areas, private streets and alleys, lighting facilities, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.
“Consequential Damages” shall mean and refer to consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

“Continuous Outage” shall mean and refer to an Interruption of Landlord’s Essential Services that continues for twenty (20) consecutive days, regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure, other than the fault of Tenant, or anyone claiming by, through or under Tenant.
“Continuous Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within five (5) business days after the occurrence of a Continuous Outage, that Tenant thereby terminates this Lease.
“Control”, as used in the definition of Tenant Affiliate, shall mean and refer to the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled entity and/or the power to elect a majority of the controlled entity’s board of directors.
“Datacenter” shall mean and refer to the Datacenter described in Item 19 of the Basic Lease Information.
“Datacenter Rules and Regulations” shall mean and refer to Landlord’s written rules and regulations for the Datacenter, as same may be amended from time to time in accordance with Section 6.2 of the Lease and that are provided, or made available to, Tenant. The current version of the Datacenter Rules and Regulations is available on the Internet at the following URL:
http://www.digitalrealty.com/leasing/
“Datacenter Utility” shall mean and refer to a utility type for which usage is billed on a “datacenter-by-datacenter” basis.
“Datacenter Utility Costs” shall mean and refer to the actual Datacenter Utility costs for the entirety of the Datacenter (i.e., based on the metering equipment that measures electrical and mechanical power [UPS, HVAC and other mechanical power] being used by the Datacenter), as set forth on the applicable Datacenter Utility bill(s) for the Datacenter (each such Datacenter Utility bill, a “Datacenter Utility Bill”) for the billing period covered by such Datacenter Utility Bill(s).
“Default Rate” shall mean and refer to an interest rate equal to the lesser of (a) c per month or (b) the maximum lawful rate of interest.
“Delinquency Date” shall mean and refer to the date that is five (5) days after the date on which any particular payment of Rent is due from Tenant to Landlord.
“Digital” shall mean and refer to Digital Realty Trust, L.P., a Maryland limited partnership.
“Early Access” shall mean and refer to Tenant’s ability, subject to the terms of Section 2.2.3, to enter the Premises, prior to the Commencement Date, for the purposes of inspecting same and for performing Tenant Work.
“Early Access Date” shall mean and refer to the date upon which Landlord provides Tenant the Early Access Notice. Landlord agrees to use commercially reasonable efforts to cause the Early Access Date to occur on or about November 1, 2016.
“Early Access Notice” shall mean and refer to the notice from Landlord to Tenant notifying Tenant that Landlord has advanced the Commencement Date Conditions sufficiently to allow Tenant to engage in certain activities of Tenant Work prior to the Commencement Date.
“Early Access Period” shall mean and refer to the period between the Early Access Date and the Commencement Date.
“ECT Default Notice” shall mean and refer to written notice from Landlord.
“ECT Overage” shall mean and refer to a situation in which the electricity consumption in the Premises exceeds the Electricity Consumption Threshold.
“Electricity Consumption Threshold” shall mean and refer to the amount of electrical power specified in Item 1 of Exhibit “F”, Table A.
“Electricity Specifications” shall mean and refer, collectively, to the Electricity Consumption Threshold and the Back-Up Power Specifications.
“Environmental Laws” shall mean and refer to all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.
“Event of Default by Tenant” shall mean and refer to the occurrence of any of the Events of Default by Tenant described in Sections 15.1.1-15.1.5, inclusive.
“Excess Rent” shall mean and refer to any consideration in excess of the sum of (a) the pro-rata portion of Rent applicable to the

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portion of the Tenant Space subject to the assignment or sublease, less (b) the reasonable leasing costs (i.e., tenant improvement allowances, attorneys’ fees, architectural fees, and broker commissions) actually incurred by Tenant in connection with such sublease or assignment.
“Extension Option” shall mean and refer to Tenant’s option to extend the Term of the Lease, the number and duration of which is as set forth in Item 6 of the Basic Lease Information, and the terms for which are as set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Option Exercise Notice” shall mean and refer to written notice from Tenant to Landlord specifying that Tenant is irrevocably exercising an Extension Option so as to extend the Term of this Lease by the applicable Extension Term on the terms set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Option Interest Notice” shall mean and refer to written notice from Tenant to Landlord specifying that Tenant is interested in exercising an Extension Option pursuant to Section 2.3 of the Standard Lease Provisions.
“Extension Option Landlord’s Notice” shall mean and refer to written notice from Landlord to Tenant specifying the Extension Term Base Rent for the applicable Extension Term.
“Extension Term” shall mean and refer to the duration of each duly exercised Extension Option, as set forth in Item 6 of the Basic Lease Information.
“Extension Term Base Rent” shall mean and refer to the monthly Base Rent payable with respect to the Tenant Space during an Extension Term.
“Financial Statements” shall mean and refer to audited annual financial statements of the indicated entity, certified by the entity’s chief financial officer, including (i) a balance sheet, and (ii) a profit and loss statement (income statement), all prepared in accordance with generally accepted accounting principles consistently applied.
“First Interruption” shall mean and refer to the first (1st) Separate/Independent Interruption of Landlord’s Essential Services occurring in any period of twelve (12) consecutive months.
“Force Majeure” shall mean and refer to any cause or reason beyond the reasonable control of the party obligated to perform hereunder, including strike (subject to the next following sentence), labor trouble (subject to the next following sentence), governmental rule, regulations, ordinance, statute or interpretation, or fire, earthquake, civil commotion, or failure or disruption of a utility’s services. Notwithstanding the foregoing, strikes or labor disputes which are directed at Landlord or its contractors (as opposed to strikes or labor disputes of regional or national nature) shall not be considered to be Force Majeure.
“Four-Plus Interruption” shall mean and refer to the fourth (4th), and any subsequent, Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.
“Generator Fuel Usage” shall mean and refer to all fuel used by the element(s) of the Back-Up Power Systems described in Item 3 of Exhibit “F”, Table A.
“Generator Fuel Payment” shall mean and refer to the actual cost of all Generator Fuel Usage that is not Maintenance Fuel Usage.
“Handle,” “Handled,” or “Handling” shall mean and refer to any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
“Hazardous Materials” shall mean and refer to: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing PCBs; (iv) containing ACM; (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable, explosive or corrosive characteristics, and is defined, or becomes defined by any Environmental Law.
“Holder” shall mean and refer to any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof.
“HVAC” shall mean and refer to heating, ventilation and air conditioning.
“HVAC Specifications” shall mean and refer to the specifications set forth in Item 4(a) and (b) of Exhibit “F”, Table A.
“Installation Fee” shall mean and refer to the Installation Fee set forth in Item 9 of the Basic Lease Information, subject to the

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terms of Section 3.2 of the Standard Lease Provisions.
“Interruption Accrual Period” shall mean and refer to the period of twelve (12) consecutive months occurring from and after each First Interruption.
“Interruption Cure Completion Notice” shall mean and refer to written notice from Landlord that a particular Interruption of Landlord’s Essential Services has been rectified.
“Interruption - Electrical” shall mean and refer to the occurrence of a partial or complete interruption of electricity to the PDUs supplying electrical power to Tenant’s Personal Property within the Premises; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. The foregoing notwithstanding, if (a) Tenant fails to take advantage of the redundant electrical design of the Premises (e.g. Tenant “single-cords” its equipment in a scenario where “dual-cording” of Tenant’s equipment is available), (b) there occurs an interruption of electricity to one (1) or more PDUs from which Tenant draws electricity to power Tenant’s Personal Property, (c) such interruption results in a power outage in one (1) or more items of Tenant’s Personal Property, and (d) such power outage could have been avoided if Tenant had taken proper advantage of the electrical redundancies in the Premises, then such interruption will be deemed not to have been an Interruption - Electrical.
“Interruption - Electrical Duration Threshold” shall mean and refer to an aggregate of six (6) minutes in any rolling twelve (12) month period.
“Interruption - Humidity” shall mean and refer to the occurrence of the average relative humidity of the Premises measured below the raised floor of the Premises being outside of the Target Humidity Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption - Humidity shall commence from and after the expiration of the ninetieth (90th) consecutive minute of the average relative humidity of the Premises being outside of such Target Humidity Range.
“Interruption of Landlord’s Essential Services” shall mean and refer to (a) an Interruption - Electrical; (b) an Interruption - Temperature, or (c) an Interruption - Humidity.
“Interruption - Temperature” shall mean and refer to the occurrence of the average temperature of the Premises measured below the raised floor of the Premises being outside of the Target Temperature Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption - Temperature shall commence from and after the expiration of the ninetieth (90th) consecutive minute of the average temperature of the Premises being outside of the Target Temperature Range.
“Land” shall mean and refer to the Land described in Item 14 of the Basic Lease Information.
“Landlord” shall mean and refer to the Landlord set forth in Item 1 of the Basic Lease Information.
“Landlord Default” shall mean and refer to the occurrence of a Landlord Default, as described in Section 16.1.1.
“Landlord Group” shall mean and refer to Landlord and its directors, officers, shareholders, members, employees, constituent partners, affiliates, beneficiaries and trustees.
“Landlord’s Access Control Systems” shall mean and refer to the following: (i) a check-in desk at the Building’s main entrance monitored by Landlord twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, (ii) an electronic “key card” system to control access to the Datacenter, and (iii) a video surveillance system in the Datacenter.
“Landlord’s Essential Services” shall mean and refer to Landlord’s obligations to meet the Electricity Specifications and the HVAC Specifications.
“Landlord’s Installations” shall mean and refer to the installations defined as such, as set forth on Exhibit “E”, attached hereto.
“Landlord’s Lease Undertakings” shall mean and refer to each representation, warranty, covenant, undertaking, and agreement contained in any of the Lease Documents that is to be provided or performed by Landlord.

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“Landlord’s Liability Cap” shall mean and refer to an aggregate amount of Landlord’s interest in the Property not to exceed $5,000,000.00.
“Late Charge” shall mean and refer to a sum equal to [***] of the amount of a particular Late Payment.
“Late Payment” shall mean and refer to any payment of Rent that Landlord has not received from Tenant prior to the Delinquency Date.
“Late Payment Interest” shall mean and refer to interest on a particular Late Payment at the Default Rate.
“Lease Documents” shall mean and refer to this Lease and all schedules, exhibits, riders, amendments, and addenda to this Lease.
“Maintenance Fuel Usage” shall mean and refer to Generator Fuel Usage that is used for the performance of Landlord’s maintenance obligations hereunder.
“Master Lease” shall mean and refer to an agreement between Landlord and a Third Party Tenant regarding the operation and control of the Premises.
“Maximum Structural Load” shall mean and refer to the Maximum Structural Load set forth in Item 19 of the Basic Lease Information.
“Metering Equipment - Tenant Space” shall mean and refer to a metering device (or metering devices) for monitoring the utilities serving, provided to and/or used in the Tenant Space.
“MMR Services” shall mean and refer to the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as Equinix, CoreSite, and Telehouse, including without limitation, furnishing of space, racks and pathway to telecommunications carriers for the purpose of such carriers’ placement and maintenance of computer, switch and/or communications equipment and cross-connections by such carriers with the communications cable and facilities of other parties in the Building.
“Noticed Holder” shall mean and refer to a Holder for which Tenant has been notified in writing of the address of such Holder prior to the time that Tenant is required to give a Holder the notice in question.
“Other PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU(s) serving all portions of the Datacenter other than the Tenant Space during the same billing period as the applicable Datacenter Utility Bill for the Datacenter.
“Outage Credit” means the quotient achieved by dividing the Base Rent for the month in which the Interruption of Landlord’s Essential Services occurred by 60.
“Outside Completion Date” shall mean and refer to the Outside Completion Date set forth in Item 4 of the Basic Lease Information.
“Partial Month” shall, in the event of a Commencement Date that occurs on a date that is other than the first (1st) day of a calendar month, mean and refer to the number of calendar days (including the Commencement Date) remaining in the month in which the Commencement Date occurs.
“Pathway” shall mean and refer to the Pathway described in Item 7 of the Basic Lease Information.
“PCBs” shall mean and refer to polychlorinated biphenyls.
“PDUs” shall mean and refer to power distribution units.
“Periods of Premises Operation” shall mean and refer to those periods of equipment operation within the Premises (i.e., periods during electrical power is being drawn by Tenant’s Personal Property).
“Periods of Premises Underutilization” shall mean and refer to those periods during which none of Tenant’s Personal Property is operating in the Premises (i.e., periods during which there is no electrical power being drawn by Tenant’s Personal

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Property).
“Permitted Transfer” shall mean and refer to:
(x)    the public offering of shares of Tenant on a public exchange or issuance of additional shares of the Tenant entity; and
(y)    any of the following: (i) the transfer of a majority interest of the outstanding shares of stock of Tenant, (ii) the merger of Tenant with another entity or entities, and (iii) the sale of all or substantially all of Tenant’s assets, and/or (iv) Affiliate Transfers; provided that, in any event described under this clause (y), (a) the action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under this Lease, and (b) the “Tenant” under this Lease after such transaction has the same or better financial strength as that which Tenant had, immediately prior to such transaction, as evidenced in a manner reasonably acceptable to Landlord.
“Permitted Use” shall mean and refer to the placement, installation, operation, repair and maintenance of computer, switch and/or communications equipment and connections of such equipment (subject to the terms of Section 1.3 of the Standard Lease Provisions), via telecommunications cables, with the facilities and/or equipment of other tenants in the Datacenter or the Building.
“PM Activity” shall mean and refer to each of the preventative maintenance activities contained on Landlord’s then-current PM Standards.
“PM Audit” shall mean and refer to Tenant’s inspection of the PM Books and Records.
“PM Audit Notice” shall mean and refer to written notice of Tenant’s intent to perform a PM Audit.
“PM Books and Records” shall mean and refer to the books and records used by Landlord for documenting performance of the PM Activities.
“PM Change” shall mean and refer to a change to the PM Schedule requested by Tenant.
“PM Change Cost Estimate” shall mean and refer to written notice from Landlord to Tenant of the estimated incremental costs related to the PM Change.
“PM Change Request” shall mean and refer to written notice from Tenant to Landlord of Tenant’s requested PM Change.
“PM Schedule” shall mean and refer to Landlord’s then-current schedule for the performance of the PM Activities.
“PM Standards” shall mean and refer to the activities of preventative maintenance that Landlord performs with regard to the equipment that serves the Premises. Landlord’s current list of PM Standards is available on the Internet at the following URL:
http://www.digitalrealty.com/leasing/
“POP Room” shall mean and refer to the POP Room described in Item 16 of the Basic Lease Information.
“Premises” shall mean and refer to the Premises described in Item 7 of the Basic Lease Information.
“Premises PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU’s serving the Premises during the same billing period as the applicable Datacenter Utility Bill for the Datacenter.
“Projected Real Property Tax Installment” shall mean and refer to an amount equal to [***] of the product of (i) the positive difference (if any) obtained by subtracting the Taxes - Real Property (Actual) applicable to the Tax Base Year from the Taxes - Real Property (Projected) for the applicable calendar year, multiplied by (ii) Tenant’s Proportionate Share.
“Property” shall mean and refer to the Land, the Building, the improvements on the Land and in the Building, and Landlord’s personal property thereon or therein.
“Rent” shall mean and refer to all Base Rent, plus all Additional Rent.
“Repair Period-Actual” shall mean and refer to the period of time that it actually takes to repair and/or restore the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.
“Repair Period-Estimated” shall mean and refer to the period of time, which Landlord estimates will be required for the

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

repair and/or restoration of the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.
“Second Interruption” shall mean and refer to the second (2nd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.
“Security Documents” shall mean and refer to the following: (i) all ground leases or underlying leases; (ii) the lien of any mortgage, deed, or deed of trust; (iii) all past and future advances made under any such mortgages, deeds, or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deeds, and deeds of trust.
“Separate/Independent Interruption of Landlord’s Essential Services”, and similar phrases used herein, shall mean and refer to (a) Interruptions of Landlord’s Essential Services that occur from separate and unrelated root causes; or (b) a further occurrence of a particular Interruption of Landlord’s Essential Services that occurs after Landlord has provided Tenant the Interruption Cure Completion Notice with regard to the immediately preceding occurrence of such Interruption of Landlord’s Essential Services.
“Shared Infrastructure Costs” shall mean and refer to the utility costs related to all items of mechanical and electrical equipment that serve the Datacenter, but which are commercially impractical of being separately metered to the Premises, due to the fact that such items (and/or the utility meters monitoring same) are designed to serve (and/or monitor) more areas of the Datacenter and/or Building than just the Premises. Shared Infrastructure Costs shall also include all costs related to the delivery of each utility as well as the relevant “unit consumption costs”, including recurring network charges, subscription charges or one-off maintenance charges imposed by the utility provider. For the avoidance of doubt, and for the purposes of illustration, but not limitation, the Shared Infrastructure Costs include the utility costs related to shared electrical system equipment and shared HVAC system equipment, as well as the costs related to the electrical power dissipation that occurs between a utility’s power meters that monitor power consumption at the Datacenter level or the Building level and those meters that monitor power consumption at the Premises level, such dissipation being inherent to the total amount of electrical power required to operate the Datacenter.
“Shared Mechanical Equipment” shall mean certain equipment within the Tenant Space, and/or equipment located outside the Tenant Space but serving the Tenant Space, including certain cooling equipment, that is commercially impractical of being separately metered to the Tenant Space, because it utilizes equipment and/or facilities designed to serve more area of the Datacenter and/or the Building than just the Tenant Space.
“Shared Mechanical Metering Equipment” shall mean and refer to metering equipment that separately meters utilities provided specifically to the Datacenter by the Shared Mechanical Equipment.
“SNDA” shall mean and refer to a subordination, non-disturbance and attornment agreement in a form that is reasonably acceptable to Tenant, which provides that, so long as there is no Event of Default by Tenant, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the Holder should acquire Landlord’s title to the Building.
“Taking” shall mean and refer to the Property, or some portion thereof, having been taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof.
“Target Commencement Date” shall mean and refer to the Target Commencement Date set forth in Item 4 of the Basic Lease Information.
“Target Humidity Range” shall mean and refer to the range of relative humidity percentages described in Item 4(b) of Exhibit “F”, Table A.
“Target Temperature Range” shall mean and refer to the range of temperatures described in Item 4(a) of Exhibit “F”, Table A.
“Tax Base Year” shall mean and refer to calendar year 2016.
“Taxes - Equipment” shall mean and refer to all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in, or used by Tenant in or in connection with, the Tenant Space.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

“Taxes - Other” shall mean any excise, sales, privilege or other tax, assessment or other charge (other than income taxes) imposed, assessed or levied by any governmental or quasi governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and/or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.
“Taxes - Real Property” shall mean and refer to all taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether levied by taxing districts or authorities presently taxing the Property or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Taxes - Real Property shall not include taxes paid by tenants of the Property as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes, except to the extent imposed in substitution for or in lieu of all or any portion of Taxes - Real Property, and shall not include any Taxes - Other.
“Taxes - Real Property (Actual)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to the actual Taxes - Real Property for such year.
“Taxes - Real Property (Projected)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to Landlord’s reasonable projection of Taxes - Real Property for such year.
“Tenant” shall mean and refer to the Tenant set forth in Item 2 of the Basic Lease Information.
“Tenant Affiliate” shall mean and refer to any partnership, limited liability company, or corporation or other entity, which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Tenant.
“Tenant Delay” shall mean and refer to a delay in Landlord’s completion of the Commencement Date Conditions, which is attributable to or caused by Tenant’s Early Access or by any change order by Tenant. There shall be no Tenant Delay to the extent of any concurrent delay not directly resulting from a delay caused by Tenant. In all instances where Landlord claims a Tenant Delay, Landlord must give Tenant written notice of such alleged Tenant Delay within three (3) days of its alleged first occurrence or else such alleged Tenant Delay shall be deemed to have been waived by Landlord.
“Tenant Group” shall mean and refer to Tenant and its directors, officers, shareholders, members, employees, constituent partners, and Tenant Affiliates.
“Tenant Parties” shall mean and refer, collectively to Tenant, the other members of the Tenant Group, Tenant’s Transferees, and their respective contractors, clients, servants, representatives, licensees, Colocation Parties, agents, and invitees.
“Tenant Space” shall mean and refer to the Premises together with the Pathway.
“Tenant Space Customer” shall mean and refer to each customer or other person or entity to which Tenant, any Tenant Affiliate, any other Tenant Party, or any Transferee, provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including those customers, persons or entities now or hereafter conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space.
“Tenant Work” shall mean and refer to all Tenant installations in the Premises, other than the completion of the Commencement Date Conditions, including the installation of Tenant’s Personal Property.
“Tenant’s Datacenter Utility Payment” shall mean and refer to Tenant’s pro rata portion of the applicable Datacenter Utility Costs, during the same billing period as the applicable Datacenter Utility Bill for the Datacenter, being allocated to the Premises based on the amount of the Premises PDU kW-hr during such billing period, as compared to the Total Datacenter PDU kW-hr during the same billing period.
“Tenant’s Personal Property” shall mean and refer, collectively, to all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building, the Datacenter, and/or the Tenant Space, not including any equipment or property owned, leased or licensed by

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Landlord or any other member of the Landlord Group. Additionally, for the purposes of clarity, the parties acknowledge that “Tenant’s Personal Property” includes all equipment or property, other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group, installed and/or placed anywhere in the Building, the Datacenter, and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).
“Tenant’s Proportionate Share” shall mean and refer to the Tenant’s Proportionate Share described in Item 16 of the Basic Lease Information. Landlord and Tenant acknowledge that Tenant’s Proportionate Share is a “deemed” share, which has been calculated by taking into consideration the rentable square feet of all space that is included collectively in and/or serving the Premises.
“Tenant’s Proportionate Share of Taxes - Real Property (Actual)” shall mean and refer, with respect to each calendar year during the Term of this Lease, to an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Taxes - Real Property (Actual) applicable to the Tax Base Year from the Taxes - Real Property (Actual) applicable to such calendar year, multiplied by (ii) Tenant’s Proportionate Share, as described in Item 16 of the Basic Lease Information.
“Tenant’s Separately Metered Utility Payment” shall mean the actual cost of all utilities, if any, that serve, are provided to and/or are used in, or for, the Tenant Space, for which the costs that are applicable to the Tenant Space are wholly and separately metered to the Tenant Space.
“Tenant’s Shared Mechanical Payment” shall mean Tenant’s Datacenter Utility Payment.
“Tenant’s Utility Payment” shall mean and refer to the Tenant’s Utility Payment (Default) (subject to the terms of Sections 3.5.2.3 and 3.5.2.4 of the Standard Lease Provisions), during the Utility Default Period.
“Tenant’s Utility Payment (Default)” shall mean and refer to each Tenant’s Shared Mechanical Payment and each Tenant’s Separately Metered Utility Payment.
“Term”; “Term of this Lease”; and “Term of the Lease” shall mean and refer to the period described in Item 5 of the Basic Lease Information, subject to the terms of such Item 5.
“Third Interruption” shall mean and refer to the third (3rd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.
“Third Party Tenant” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of the Premises.
“Total Datacenter PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU(s) serving the Datacenter during the same billing period as the applicable Datacenter Utility Bill for the Datacenter, being represented by the sum of the Premises PDUs kW-hr plus the Other PDUs kW-hr.
“Transfer” shall mean and refer to (a) a sublease of all or any part of the Tenant Space, (b) an assignment of this Lease, and/or (c) any other agreement (i) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space, or (ii) otherwise assigning, transferring, licensing, mortgaging, pledging, hypothecating, encumbering, or permitting a lien to attach to its interest under, this Lease.
“Transferee” shall mean and refer to any person or entity to whom a Transfer is made or sought to be made.
“Transfer Notice” shall mean and refer to a written request for Landlord’s consent to a particular Transfer, which notice shall include: (a) the name and address of the proposed Transferee; (b) all of the principal terms of the proposed Transfer; (c) current, certified financial statements of the proposed Transferee, and any other information and materials reasonably required by Landlord to enable Landlord to adequately review the financial responsibility of the proposed Transferee; (d) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials); and (e) the form of the proposed assignment or other Transfer documentation that will be executed by Tenant and the proposed Transferee.
“UPS Plant” shall mean and refer to an uninterruptable power supply plant.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

“UPS Room” shall mean and refer to that certain UPS room which serves (but is located outside of) the Datacenter.
“Utility Default Period” shall mean and refer to the Term of the Lease.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

44100 DIGITAL LOUDOUN PLAZA
ASHBURN, VIRGINIA

DEED OF TURN KEY DATACENTER LEASE
This Deed of Turn Key Datacenter Lease (this “Lease”) is entered into as of the Effective Date specified in Item 4 of the Basic Lease Information, by and between Landlord (as set forth in Item 1 of the Basic Lease Information, below) and Tenant (as set forth in Item 2 of the Basic Lease Information, below):
RECITALS
A.    Landlord is the owner of the Land (as set forth in Item 14 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (as set forth in Item 15 of the Basic Lease Information, below).
B.    Tenant desires to lease (i) space in the Datacenter, and (ii) certain Pathway between the Datacenter and the respective POP Rooms.
C.    Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Lease shall have the meanings set forth on Schedule “1”, attached to this Lease.
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:
BASIC LEASE INFORMATION

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

1. Landlord:	Digital Loudoun Parkway Center North, LLC, a Delaware limited liability company
2. Tenant:	Carbonite, Inc., a Delaware corporation
3. Tenant Addresses:
Tenant Address for Notices:
Carbonite, Inc.
2 Avenue de Lafayette
Boston, MA 02111
Attn: Contracts
Phone No: (617) 587-1100
E-mail: contracts@carbonite.com

Tenant Address for Invoice of Rent:

Carbonite, Inc.
2 Avenue de Lafayette
Boston, MA 02111
Attn: Accounts Payable
Phone No: (617) 587-1100
E-mail: ap@carbonite.com

4. Effective Date/Commencement Date:
(a) Effective Date:	September 30, 2016 *(being the latest of the parties’ respective dates of execution of this Lease, as set forth on the signature page of this Lease, the “Effective Date”).
(b) Target Commencement Date:	December 1, 2016.
(c) Early Delivery Date:	Not applicable.
(d) Outside Liquidated Damages Date:	January 1, 2017.
(e) Outside Completion Date:	January 31, 2017.
(f) Commencement Date:
The “Commencement Date” shall mean the earlier of:

     (x) the date upon which Landlord has completed the Commencement Date Conditions; or

     (y) the date Tenant commences to use the Premises for the Permitted Use.

5. Term:
The “Initial Term” shall mean and refer to approximately sixty (60) full calendar months (i.e., commencing on the Commencement Date and expiring on the last day of the sixtieth (60th) full calendar month thereafter), unless terminated or extended, as set forth in the Lease.

6. Number of Tenant Extension Options:	First Extension Term: Three (3) years (months 61-96) Second Extension Term: Three (3) years (months 97-132) The Extension Options are subject to the terms of Section 2.3, below.
7. Premises/Pathway: (a) Premises: (b) Pathway:	The Premises contains approximately 1,889 square feet of caged area (2,523 rentable square feet), as set forth on Exhibit “A” and located within the Datacenter [***]. As described in Exhibit “C”.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

8. Base Rent:
Initial Term:

[***] per month for the period commencing on the Commencement Date and expiring on the last day of the first (1st) full calendar month of the Term of the Lease.
[for the purposes of Item 21, below, the BR Ramp Reference is 100kW]

[***] per month for month 2 of the Term.
[for the purposes of Item 21, below, the BR Ramp Reference is 200kW]

[***] per month for month 3 of the Term.
[for the purposes of Item 21, below, the BR Ramp Reference is 300kW]

[***] per month for month 4 of the Term.
[for the purposes of Item 21, below, the BR Ramp Reference is 400kW]

[***] per month for months 5-12 of the Term.

[***] per month for months 13-24 of the Term.

[***] per month for months 25-36 of the Term.

[***] per month for months 37-48 of the Term.

[***] per month for months 49-60 of the Term.

9. Installation Fee:
An amount equal to the costs incurred by Landlord for the procurement, installation and performance of the installation of the Premises Cage and Cage Bio (each, as defined on Exhibit E), plus [***] (collectively, the “Installation Fee”), payable by Tenant to Landlord per Section 3.2 of the Standard Lease Provisions, below.

10.Prepaid Rent:	None.
11. Landlord’s Address for Notices:
Digital Loudoun Parkway Center North, LLC
c/o Digital Realty Trust, L.P.
43940 Digital Loudoun Plaza, Suite 203
Ashburn, VA 20147-6973
Attention: Property Manager
Facsimile No. (703) 964-4773
E-mail: leaseadministration@digitalrealty.com

With copies to:

Digital Realty Trust, L.P.
451 D Street, Suite 912
Boston, MA 02210
Attention: Asset Manager
Facsimile No. (857) 366-9998

And:

Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, TX 75201
Attention: Noah K. Hansford
Facsimile No. (214) 969-4999
E-mail: hansford@sbep-law.com

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

12. Landlord’s Address for Payment of Rent:
ACH Payments:

Bank: Bank of America NT&SA
 1850 Gateway Blvd.
 Concord, CA 94520-3282

Routing Number: [***]
Account Number: [***]
Account Name: Digital Loudoun Parkway Center North, LLC
Reference: Tenant Account No./Invoice No.

Wire Transfer:

Bank: Bank of America NT&SA
100 West 33rd St.
New York, NY 10001

Routing Number: [***]
SWIFT: [***]
Account Number:[***]
Account Name: Digital Loudoun Parkway Center North, LLC
Reference: Tenant Account No./Invoice No.

Check Payments:

Regular Mailing Address:

Digital Loudoun Parkway Center North, LLC
P.O. Box 418833
Boston, MA 02241-8833

Overnight Mailing Address:

Bank of America Lockbox Services
Digital Loudoun Parkway Center North, LLC 418833
MA5-527-02-07
2 Morrissey Blvd.
Dorchester, MA 02125

Contact Information:

Director of Cash Management
Digital Realty Trust
Four Embarcadero Center, Suite 3200
San Francisco, CA 94111
P: (415) 738-6500
F: (415) 848-9363
Email: Treasury@digitalrealty.com

13. Brokers:	Landlord’s Broker: Jones Lang LaSalle. Tenant’s Broker: No broker; but Paul Adams represents Tenant under a Referral Fee Agreement.
14. Land/Property:	The land located at 44100 Digital Loudoun Plaza, Ashburn, Virginia.
15. Building:	The building located at 44100 Digital Loudoun Plaza, Ashburn, Virginia. A two (2)-story building consisting of approximately 214,820 square feet.
16. Tenant’s Proportionate Share:	1.17%.
17. POP Rooms; POP Licensed Areas:
The “P-POP Room” shall mean and refer to that certain Building suite as is hereafter designated by Landlord upon notice to Tenant of the same; and the “S-POP Room” shall mean and refer to that certain Building suite as is hereafter designated by Landlord upon notice to Tenant of the same (the S-POP Room, together with the P-POP Room, collectively, the “POP Rooms”; individually, a “POP Room”).
The “POP Licensed Areas” are comprised of the P-POP Licensed Area and the S-POP Licensed Area, each as described on and subject to the terms of Exhibit “G”, below.

18. Maximum Structural Load:	125 pounds of live load per square foot.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

19 Datacenter:	Suite [***] located on the [***] floor of the Building approximately as depicted on Exhibit “A” (the “Datacenter”).
20. Press Releases:
After both parties have signed this Lease Tenant shall prepare and deliver to Landlord a mutually acceptable press release (“Initial Press Release”) announcing Tenant’s occupancy of the Premises in the Building, which Landlord shall have the right to publish and disseminate. Any changes to any such press release delivered by Tenant to Landlord must be mutually agreed to in writing prior to any publication or dissemination of such press release.
In addition, Landlord reserves the right to post other press releases (i.e., other than the Initial Press Release), that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto, except that each such other press release shall be subject to Tenant’s review and prior written approval, which Tenant may grant or withhold in its sole discretion.

21. BR Ramp Reference.
The parties acknowledge that the entirety of the Electricity Consumption Threshold (450kW) shall be available for use in the Premises on the Commencement Date. The parties further acknowledge, however, that the amounts of monthly Base Rent (see Item 8, above) for the period occurring from the Commencement Date until the last day of the fourth (4th) full calendar month of the Term (“BR Ramp Period”) are based on the thought that Tenant’s utilization of power will be “ramped in” at the beginning of the Term (i.e., the Base Rent stated in Item 8, above, for month 1 is based on an “interim” Electricity Consumption Threshold of 100kW, as follows 100kW x $139.75/kW = $13,975.00/month.). In this situation, “100kW” is referred to as the “BR Ramp Reference” for the purposes of calculating the month 1 Base Rent amount.

The parties have included this Item 21 in order to account for the possibility (and results) of Tenant’s utilization of power in excess of the then-current BR Ramp Reference during the period commencing on the Commencement Date and expiring at the end of month 4 of the Term (the “BR Ramp Period”).

Notwithstanding the terms of Item 8 of the Basic Lease Information, above, if, during the BR Ramp Period, Tenant’s UPS power consumption in the Premises over a period of 30 consecutive days exceeds the then-current BR Ramp Reference on a kWh basis over the entirety of such 30 day period, then Tenant’s monthly Base Rent shall be increased for the next calendar months in the BR Ramp Period to be equal to $139.75/kW multiplied by the next BR Ramp Reference that would have been sufficient to include such UPS power consumption.

For example: if, during month 1, Tenant’s UPS power consumption was the kWh equivalent of 400kW, then the BR Ramp Reference for months 2 and 3 would automatically be deemed to have been increased to the month 4 BR Ramp Reference (400kW). Also, for the avoidance of doubt, if during month 1, Tenant’s UPS power consumption was the kWh equivalent of 150kW, then the BR Ramp Reference for month 2 would simply be 200kW, as scheduled (i.e., technically, no Base Rent penalty for such overage).

22. Remote Hands Hourly Rate Consideration.
Notwithstanding anything to the contrary contained in Section 7.5 or Exhibit “I” of this Lease, the parties agree that the hourly rate for the first twenty (20) hours of Remote Hands services ordered by Tenant each calendar month shall be $[***] (no rollovers). For the avoidance of doubt, the foregoing is merely economic consideration by Landlord to Tenant with regard to RH Provider’s hourly rate, and shall not mean that Landlord or the RH Provider will be prevented from passing through costs of procurement of cable or other equipment or gear that are called for with regard to the ordered Remote Hands service(s).

23. Tenant Moving Allowance.
Subject to the terms of Exhibit “J”, attached hereto, Landlord agrees to provide Tenant with a Moving Allowance (as defined in Exhibit “J”) in connection with the relocation of certain equipment from the Wakefield Premises (as defined on Exhibit “J”) to the Premises.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

This Lease shall consist of the foregoing Basic Lease Information, the provisions of the Standard Lease Provisions, below, Schedule “1”, above, and Exhibits “A” through “J”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Information shall control. In the event of any conflict between the provisions of the Exhibits and the Basic Lease Provisions, the provisions of the Exhibits shall control.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

STANDARD LEASE PROVISIONS

1.	LEASE OF TENANT SPACE

1.1    Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term, (i) the Premises; and (ii) the Pathway.

1.2    Condition of Tenant Space. Tenant has inspected the Datacenter and the Tenant Space and, subject to Landlord’s completion of the Commencement Date Conditions, Tenant accepts the Tenant Space in its “AS IS, WHERE IS” condition on the Commencement Date. Tenant acknowledges and agrees that (i) except as specifically set forth herein, no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building, the Datacenter or the Tenant Space or their suitability or fitness for the conduct of the Permitted Use, its business or for any other purpose, and (ii) except as specifically set forth herein (including the requirement for Landlord to perform the Commencement Date Conditions), Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Property, Building or the Tenant Space.

1.3    Interconnections; Datacenter Connection Area.

1.3.1    Interconnections. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Datacenter and/or the Building, and all cross-connects between the systems of Tenant and those of carriers and other telecommunications service providers in the Building, must be must be ordered through Landlord, must occur in the POP Rooms, and shall be subject to Building standard monthly recurring and non-recurring charges.
1.3.2    Intentionally Deleted.
1.3.3    Data. For the avoidance of doubt, the parties acknowledge that the Landlord Group shall have no access to, nor any right of access to, Tenant’s or any other Tenant Party’s data, whether stored on Tenant’s personal property (or on the personal property of any other Tenant Party) or transmitted via any connections or via any other connectivity services that may be provided by, or arranged through or under, any member of the Landlord Group in connection with this Lease; and Tenant agrees that it will not (and will not permit any other Tenant Party to) provide such data, nor provide access to such data, to any member of the Landlord Group. Additionally, to the maximum extent permitted by Applicable Laws, the Landlord Group shall have no liability or responsibility to Tenant or any other Tenant Party, for the failure, termination or suspension of any connections or connectivity services, nor for the content of any communications transmitted or received by Tenant or any other Tenant Party via any connections or connectivity services, nor with regard to the safety, security or integrity of data on Tenant’s or any other Tenant Party’s personal property; and Tenant shall indemnify, protect, defend and hold harmless Landlord and the other members of the Landlord Group from and against, any and all Claims (including Claims by and/or against and/or with regard to Tenant’s customers, and including Claims by any governmental authority, related to violation(s) of Applicable Laws regarding data protection, or otherwise): (a) related to the content of any communications transmitted via connections and/or connectivity services, (b) related to data (including such data’s content) transmitted through or by virtue of any connections or other connectivity services obtained by Tenant at, under, from, through or by virtue of the Property, (c) related to the failure, termination and/or suspension of any such connections or connectivity services, or (d) related to the safety, security or integrity of data on Tenant’s or any other Tenant Party’s personal property; provided, however, that Tenant shall not be required to indemnify Landlord and the other members of the Landlord Group against such Claims to the extent that such Claims are caused by the acts of gross negligence or willful misconduct of Landlord or any other member of the Landlord Group.
1.4    Relocation Right. Intentionally Deleted.

1.5    Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space in conformity with the Permitted Use without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease, including the Datacenter Rules and Regulations and Landlord’s Access Control Systems and Force Majeure, Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

1.6    Common Area. The Common Area shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s discretion shall determine, provided that changes in the Common Area made by Landlord shall have no material adverse affect on Tenant’s use of, or access to, the Tenant Space. Tenant, and the other Tenant Parties, shall have the nonexclusive right to use the Common Area as constituted from time to time; such use to be in common with Landlord, the other members of the Landlord Group, other tenants of the Building and other persons entitled to

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use the same, and subject to such reasonable written rules and regulations governing use of the Common Areas as Landlord may from time to time prescribe; provided that in the event of any conflict between the provisions of the Lease and the provisions of any rule or regulation, the provisions of the Lease shall control. Landlord agrees that rules and regulations will not discriminate against Tenant, as compared to any similarly situated tenant, in either enforcement or effect. The parties agree that Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations; Landlord agreeing, in effecting such closure, repairs or alterations, to use reasonable efforts to minimize any interference with Tenant’s use of, or access to, the Tenant Space.

1.7    Tenant’s Datacenter Expansion Right. Subject to the terms and conditions set forth in this Section 1.7, Tenant shall have a one-time right to request that Landlord demise to Tenant additional Datacenter space in the Building (“Datacenter Expansion Area”) which would provide Tenant with approximately an additional 300 KW of critical IT capacity. Tenant shall only have the right to lease a Datacenter Expansion Area if Landlord determines, in Landlord’s sole, but bona fide, business judgment, that a Datacenter Expansion Area and the associated additional power capacity is available for lease to Tenant. Tenant hereby acknowledges that the availability of any Datacenter Expansion Area depends upon both: (i) the availability of premises in the Building for such use by Tenant in a datacenter suite that has been designated as “multi-tenant” by Landlord, and (ii) the availability of the additional power capacity necessary to service such Datacenter Expansion Area, and the availability of additional power is dependent upon Landlord’s ability to purchase such capacity from a utility company.

1.7.1    If Tenant desires to lease a Datacenter Expansion Area, Tenant must give written notice (“Datacenter Expansion Request”) to Landlord requesting that Landlord advise Tenant as to whether a Datacenter Expansion Area is available for lease to Tenant.

1.7.2    Landlord shall, within fifteen (15) calendar days after Landlord receives a Datacenter Expansion Request from Tenant, give Tenant written notice (“Landlord’s Datacenter Offer”) advising Tenant as to whether a Datacenter Expansion Area is available for lease to Tenant and, if so: (i) the location of the Datacenter Expansion Area, (ii) the estimated commencement date with respect to the Datacenter Expansion Area, (iii) the Base Rent and other costs which would be payable by Tenant in connection with Tenant’s demise of the Datacenter Expansion Area, both during the Initial Term (if applicable), the First Extension Term, and the Second Extension Term, and (iv) and such other terms and conditions as may be applicable to Tenant’s demise of the Datacenter Expansion Area. The Base Rent for a Datacenter Expansion Area shall be based upon the Prevailing Base Rent ( as defined in Section 1.8.1 below) of the Datacenter Expansion Area, as determined by Landlord in the exercise of its bona fide business judgment (except that Tenant shall have the right to submit Landlord’s determination to Fair Market Rent Arbitration in accordance with Section 1.8.2); such Base Rent and other costs shall take into account, without limitation, costs which Landlord has incurred, or will have to incur, both capital cost and on-going costs, in order to obtain the power capacity from a utility company necessary to serve the Datacenter Expansion Area; and such other terms and conditions shall be based upon the terms and conditions which are then applicable to leases then being executed for comparable Datacenter space in the Building. Tenant shall take the Datacenter Expansion Area in “as-is” condition (i.e., Landlord shall have no obligation to prepare the Datacenter Expansion Area for Tenant’s use and occupancy).

1.7.3    If Landlord advises Tenant that a Datacenter Expansion Area is available for lease to Tenant, then: (i) Tenant may lease the Datacenter Expansion Area offered in Landlord’s Datacenter Offer by giving written notice (“Datacenter Expansion Exercise Notice”) to Landlord on or before the date fifteen (15) calendar days after Tenant receives the Landlord’s Datacenter Offer, (ii) if Tenant timely gives Landlord a Datacenter Expansion Exercise Notice, then Tenant shall lease the Datacenter Expansion Area from Landlord for a Term expiring contemporaneously with the expiration of the Term with respect to the Tenant Space initially demised to Tenant, upon the terms and conditions set forth in Landlord’s Datacenter Offer, and otherwise upon all of the same terms and conditions applicable to Tenant’s demise of the Tenant Space initially demised to Tenant, to the extent not inconsistent with the provisions of Landlord’s Datacenter Offer, and Tenant shall have no further right to lease additional Datacenter Expansion Area pursuant to this Section 1.7, and (iii) if Tenant does not timely give Landlord a Datacenter Expansion Exercise Notice, Tenant shall have no further right to lease additional space pursuant to this Section 1.7.

1.7.4    If Landlord advises Tenant that a Datacenter Expansion Area is not available for lease to Tenant, then Tenant shall have the right, from time to time (but subject to the provisions of this Section 1.7) to give Landlord subsequent Datacenter Expansion Exercise Notices, but not more often than one time every three months.

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1.7.5    Tenant shall have the right to lease a Datacenter Expansion Area only with respect to the entirety of such Datacenter Expansion Area. If Tenant duly exercises its right to lease a Datacenter Expansion Area, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of its right to lease a Datacenter Expansion Area shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers a Datacenter Expansion Exercise Notice, or on the commencement date with respect to such Datacenter Expansion Area, either: (i) there shall be an uncured Event of Default by Tenant under this Lease, or (ii) the Lease is no longer in full force or effect.

1.8    Determination of Prevailing Base Rent for Datacenter Expansion Area.

1.8.1    Definition of Prevailing Base Rent. The “Prevailing Base Rent” shall be defined as the prevailing base rent then being charged by Landlord for comparable space in the Building for new leases (or if there are no leases of comparable datacenter space then being entered into in the Building, then for comparable space in the greater Ashburn, Virginia market area, taking into consideration all relevant factors, including the quality, size, utility and location thereof, the length of the term thereof, the credit standing of Tenant, the amenities provided to Tenant, the Tax Base Year, and any economic concessions given to tenants such as free rent and allowance.

If Tenant disagrees with Landlord’s designation of the Prevailing Base Rent set forth in Landlord’s Datacenter Offer, then in Tenant’s Datacenter Expansion Exercise Notice, Tenant shall request that the determination of Prevailing Base Rent for the Datacenter Expansion Area be submitted to arbitration in accordance with the procedure set forth below in Section 1.8.2, failing which Tenant shall be deemed to have accepted Landlord’s designation of Prevailing Base Rent.
1.8.2    Arbitration Procedure. Within ten (10) business days after Tenant’s delivery to Landlord of Tenant’s Datacenter Expansion Exercise Notice, pursuant to which Tenant elects to have Base Rent determined pursuant to Fair Market Rent Arbitration (the “Appointment Deadline”), each party shall give written notice to the other setting forth the name and address of the Disinterested Expert selected by such party, who has agreed to act in such capacity, to determine the Prevailing Base Rent for the Datacenter Expansion Area. If either party shall fail to select a Disinterested Expert within the required time period, then the Disinterested Expert selected by the other party shall determine the Prevailing Base Rent. Each Disinterested Expert shall thereupon independently make its determination of the Prevailing Base Rent within thirty calendar (30) days after the Appointment Deadline (each, an “Initial Expert Determination”). If either Disinterested Expert shall fail to make an Initial Expert Determination of the Prevailing Base Rent within thirty (30) days after the Appointment Deadline, then the Initial Expert Determination of the other Disinterested Expert (to the extent that such Disinterested Expert makes such Initial Expert Determination within such thirty (30) day period) shall be deemed the Prevailing Base Rent. If the two (2) Disinterested Experts’ Initial Expert Determination are not the same, but the higher of such two (2) values is not more than [***] of the lower of such values, then the Prevailing Base Rent shall be deemed to be the average of the two (2) values. If, however, the higher of such two (2) values is more than [***] of the lower of such values, then the two (2) Disinterested Experts shall jointly appoint a third (3rd) Disinterested Expert (the “3rd Expert”) within ten (10) days after the second (2nd) of the two (2) Initial Expert Determinations has been rendered and delivered to the other party. The 3rd Expert shall independently choose which of the Initial Expert Determinations is the more accurate with regard to Prevailing Base Rent, and the Initial Expert Determination chosen by the 3rd Expert shall be deemed to be the Prevailing Base Rent for the Datacenter Expansion Area. The 3rd Expert shall only choose from between the Initial Expert Determinations provided by each of the other Disinterested Experts and shall not be afforded the opportunity to render an independent Initial Expert Determination. For the purposes hereof, “Disinterested Expert” shall mean a broker who has been regularly engaged in the business of datacenter leasing in the Market Area for at least the five (5) years immediately preceding such person’s appointment hereunder. Each party shall pay for the cost of its Disinterested Expert and one-half of the cost of any 3rd Expert. If the Base Rent for the Datacenter Expansion Area shall not have been determined prior to the commencement date with respect to such Datacenter Expansion Area, then Tenant shall commence to pay Base Rent with respect to such Datacenter Expansion Area based upon Landlord’s initial determination of the Prevailing Base Rent, and after such Base Rent is determined by arbitration, then either (i)Tenant shall, within thirty (30) calendar days after billing, pay to Landlord any underpayment of Base Rent, or (ii) Landlord shall credit to Tenant’s account any overpayment of Base Rent.
1.9     Licenses and Permits. Landlord shall, at Landlord’s cost, obtain all licenses, approvals, permits and authorizations required by applicable federal, state, and local laws and regulations that Landlord is required to have in order to perform the Landlord’s Essential Services and to perform Landlord’s Installations. Landlord shall provide Tenant with all such licenses, approvals, permits and authorizations within ten (10) business days after Landlord’s receipt of Tenant’s request therefore.

2.	TERM.
2.1    The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term of the Lease, as the same may be extended, or earlier terminated,

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in accordance with the express terms of this Lease.
2.2    Delivery of Tenant Space. Landlord shall use commercially reasonable efforts to satisfy the Commencement Date Conditions prior to the Target Commencement Date. Landlord and Tenant acknowledge and agree that, by virtue of Landlord’s delivery of the Commencement Date Notice to Tenant, Landlord shall be deemed to have delivered the Tenant Space to Tenant, and Tenant shall be deemed to have accepted the same.

2.2.1    Failure to Meet Commencement Date Conditions. In the event that the Commencement Date Conditions have not been completed by the Target Commencement Date, subject to extension by virtue of Force Majeure, Landlord shall not be deemed in default hereunder, and the Commencement Date shall be postponed, as Tenant’s sole and exclusive alternative remedies, until the date on which the Commencement Date Conditions have occurred. Notwithstanding the foregoing:

2.2.1.1    If the Commencement Date Conditions have not occurred prior to the Outside Liquidated Damages Date, subject to extension by virtue of Force Majeure, Tenant shall receive a credit (“Rent Credit”) of [***] of Rent (calculated using the Rent amounts which would have been payable had the Tenant Space been timely delivered) for each day between the Outside Liquidated Damages Date (as extended by virtue of Force Majeure) and the date on which the Commencement Date Conditions occur, provided however that in no event shall the amount of the Rent Credit exceed 30 days of Rent (calculated using the Rent amounts which would have been payable had the Tenant Space been timely delivered); or

2.2.1.2    If the Commencement Date Conditions have not occurred prior to the Outside Completion Date, subject to extension by virtue of Force Majeure, Tenant shall have the right to terminate this Lease, provided that:
(a)     Tenant notifies Landlord of such termination prior to the earlier to occur of: (1) completion of the Commencement Date Conditions; or (2) ten (10) business days after the Outside Completion Date; and
(b) Landlord has not caused the Commencement Date Conditions to have been completed within five (5) days after its receipt of such notice of termination from Tenant.
If (aa) the Commencement Date Conditions are completed prior to Tenant’s exercise of the foregoing termination right, (bb) the Commencement Date Conditions are completed within five (5) days after Tenant’s exercise of the foregoing termination right, or (cc) Tenant shall fail to exercise such termination right within ten (10) days after the Outside Completion Date, then such termination right shall, in any such event, be deemed to have expired and shall, thereafter, be of no further force or effect.
2.2.2    Intentionally Deleted.

2.2.3    Early Access. Sections 2.2 & 2.2.1, above, notwithstanding, Landlord agrees, subject to the terms and conditions of this Section 2.2.3, to permit Tenant and the other Tenant Parties to have Early Access in the Premises, on and after the Early Access Date. Any such permission shall constitute a license only, conditioned upon Tenant and Tenant’s contractors’ obtaining Landlord’s prior written consent (not to be unreasonably withheld) with regard to each item of Tenant Work that any of such parties desire to undertake during the Early Access Period.
2.2.3.1    Notwithstanding anything in this Lease to the contrary, the Early Access Period may be reduced by Landlord to the extent such Early Access materially interferes with Landlord’s ability to complete the Commencement Date Conditions on or before the Target Commencement Date. Tenant’s Early Access shall be subject to (and, during such period, Tenant must comply with) all of the terms and provisions of this Lease, excepting only the payment of Base Rent. Additionally, Tenant agrees that (a) Landlord’s obligations to provide services to the Tenant Space and/or the equipment serving the Tenant Space shall commence on the Commencement Date and shall not apply during the Early Access Period, and (b) while Tenant shall not be required to pay Base Rent during the Early Access Period, Tenant shall be required to pay any and all electricity charges that accrue to the Premises during the Early Access Period.
2.3    Extension Options.

2.3.1    Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the following options (“Extension Options”) to extend the Term of the Lease.
First Extension Term:     Three (3) years (months 61-96)
Second Extension Term:     Three (3) years (months 97-132)

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Tenant’s right to extend the Term of the Lease with respect to any Extension Term shall be conditioned upon Tenant having timely and properly exercised its right to extend the Term of the Lease for all prior Extension Terms.

2.3.2    Each Extension Term shall be upon all of the same terms, conditions and provisions applicable to the then-current Term of this Lease (except as provided otherwise herein). Tenant shall have no further options to extend the Term, except as expressly set forth in this Section 2.3.

2.3.3    The monthly Extension Term Base Rent payable with respect to the Tenant Space for each Extension Term shall be equal to the then prevailing base rent then being charged by Landlord for comparable space in the Building for new leases, taking into consideration the quality, size, utility and location thereof, the length of the Extension Term, the credit standing of Tenant, and the amenities provided to Tenant; provided, however, that in no event shall the monthly Base Rent payable by Tenant during the first year of any Extension Term be less than one hundred three percent (103%) of the scheduled monthly Base Rent for the last month of the immediately preceding year of the Term of the Lease; and provided further that, once the Base Rent has been determined in accordance with this Section 2.3 with regard to the first year of an Extension Term, the monthly Base Rent for each subsequent year of such Extension Term shall be increased hereunder as of the first (1st) day of each such subsequent year to be equal to one hundred three percent (103%) of the scheduled monthly Base Rent for the last month of the immediately preceding year of the Term of the Lease, as extended.
2.3.4    With respect to the First Extension Option and the Second Extension Option, Tenant may exercise each such Extension Option only by delivering an Extension Option Interest Notice to Landlord at least nine (9) calendar months (and not more than twelve (12) calendar months) prior to the then applicable expiration date of the Term, specifying that Tenant is interested in exercising an Extension Option pursuant to this Section 2.3. Landlord shall thereafter deliver the Extension Option Landlord’s Notice to Tenant. Tenant shall thereafter have the right to exercise the applicable Extension Option by delivering an Extension Option Exercise Notice to Landlord within thirty (30) days after Landlord’s delivery of the Extension Option Landlord’s Notice to Tenant, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth (a) in this Section 2.3, and (b) in the Extension Option Landlord’s Notice.
2.3.5    In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all Extension Terms properly exercised by Tenant). In the event that Tenant shall fail to deliver an Extension Option Exercise Notice, or an Extension Option Interest Notice, as the case may be, within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.
2.3.6    Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers the applicable Extension Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Extension Option Exercise Notice, or an Extension Option Interest Notice, as the case may be, or on the date on which the Extension Term is scheduled to commence, either: (i) there shall be an uncured Event of Default by Tenant under this Lease, or (ii) the Lease is no longer in full force or effect.

3.	BASE RENT AND OTHER CHARGES.

3.1    Base Rent. Tenant shall pay Base Rent to Landlord throughout the Term of this Lease. All Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every calendar month throughout the Term of this Lease; provided, however, that:

(a)    if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for the Partial Month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the total number of calendar days in such Partial Month and multiplying such amount by the number of days remaining in such Partial Month from and after (and including) the Commencement Date, and (ii) be paid by Tenant to Landlord on the Commencement Date; and
(b)    if the Term of this Lease is terminated on a date other than the last day of a calendar month, any prepaid Base Rent and Additional Rent shall be refunded to Tenant on a per diem and prorated basis for each day during the calendar month after the effective date of termination for which Tenant has paid Base Rent and Additional Rent, to the extent that

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such overpayment exceeds any amounts then due from Tenant to Landlord.
Tenant shall not pay any installment of Rent more than one (1) month in advance.
3.2    Installation Fee. In consideration of the costs incurred by Landlord in connection with Landlord’s installation of Landlord’s Installations (as defined on Exhibit “E”) Tenant shall pay the Installation Fee (in the amount set forth in Item 9 of the Basic Lease Information, above) to Landlord within thirty (30) days after Tenant’s receipt of an invoice for same.

3.3    Payments Generally. Base Rent and all forms of Additional Rent payable hereunder by Tenant (i) shall be payable to Landlord when due, without any prior notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (ii) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Term of this Lease. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws. In the event that the Commencement Date or the expiration of the Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis.

3.4    Late Payments. Landlord and Tenant agree that if Landlord has not received any payment of Rent on or before the Delinquency Date, Tenant shall, in addition to Tenant’s obligation to pay the Late Payment to Landlord, also be required to pay to Landlord, as Additional Rent, (i) a Late Charge, and (ii) Late Payment Interest from the Delinquency Date until the date the foregoing are paid, collectively, to cover Landlord’s additional administrative costs and damages related to such Late Payment, which are difficult, if not impossible, to determine. Notwithstanding the foregoing, Landlord hereby agrees to waive the Late Charge with respect to the first late payment in any twelve-(12)-month period. In no event, however, shall the charges permitted under this Section 3.4, or elsewhere in this Lease, to the extent the same are considered to be interest under Applicable Law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or any Late Payment Interest, shall not be deemed to constitute a waiver of Tenant’s default with respect to the Late Payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws.

3.5    Utilities; Tenant’s Utility Payment.

3.5.1    Defined Terms.
(a)The term “PUE Cap Pre-Conditions” means that throughout the course of the applicable calendar year, (i) Tenant has operated the Premises (utilization of UPS power) on a monthly average kWh basis at not less than [***] of the Electricity Consumption Threshold for each month of the applicable calendar year (reasonably prorated to account for parts of a calendar year occurring at the beginning and ending of the Term); (ii) Tenant has installed, and has been in continuous utilization of Containment, (iii) Tenant has installed and has been in reasonably continuous utilization of blanking panels in the preponderance of empty rack positions, (iv) all or substantially all air gaps between the hot and cold aisles are sealed, and (v) all equipment in the racks in the Premises exhaust hot air to the hot aisle and not to the cold aisle.

(b)The term “Containment” shall mean and refer to a hot or cold aisle containment solution for the Premises (i.e., the installation of certain equipment, barriers and materials throughout the Premises for the purpose of keeping hot aisle air segregated from cold aisle air), including “door open” and “door closed” sensors that record the time of such openings and closings, in accordance with plans that have been reviewed and reasonably approved by Landlord.

3.5.2    Tenant shall pay the cost of all utilities (e.g., electricity, chilled water) serving, provided to and/or used in or for the Tenant Space. In that regard, Tenant shall pay Tenant’s Utility Payment (also referred to herein as “Tenant’s Utility Payment (Default)”) to Landlord, as Additional Rent, within thirty (30) days after Tenant’s receipt of each Tenant’s Utility Payment invoice. The monthly amount of Tenant’s Utility Payment shall be, as follows (subject to Section 3.5.3, below):

3.5.2.1    Intentionally Deleted.
3.5.2.2    During the Utility Default Period, Tenant’s Utility Payment shall be equal to Tenant’s Utility Payment (Default). For the avoidance of doubt, Tenant acknowledges that, during the Utility Default Period, Tenant shall pay Tenant’s Utility Payment (Default), subject to the terms and conditions of the following Sections 3.5.2.3 and 3.5.2.4.

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3.5.2.3    Tenant’s Utility Payment (Default) obligation for each billing cycle shall be equal to the actual amount of Tenant’s Shared Mechanical Payment and the actual amount of Tenant’s Separately Metered Utility Payment. The foregoing notwithstanding, if, over the course of the applicable calendar year, (a) Tenant has operated the Premises on a monthly average kWh basis at not less than [***] of the Electricity Consumption Threshold for each month of the applicable calendar year (reasonably prorated to account for parts of a calendar year occurring at the beginning and end of the Term), and (b) Tenant has been in continuous compliance with the PUE Cap Pre-Conditions, then the aggregate of Tenant’s Utility Payments for such calendar year shall (in accordance with Section 3.5.3, below) not exceed a sum equal to (a) the aggregate amounts of Tenant’s Separately Metered Utility Payments for such calendar year, plus (b) [***] of the aggregate amounts of Tenant’s Separately Metered Utility Payments for such calendar year (i.e., a total of [***] of the aggregate amounts of Tenant’s Separately Metered Utility Payments for such calendar year; the “Conditional PUE Cost Recovery Cap”).
3.5.2.4    Landlord shall provide Tenant a statement on or before June 15 (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the aggregate of Tenant’s Utility Payments (Default) throughout such calendar year, as compared to the aggregate of Tenant’s Utility Payments (Default) that would have been collected by Landlord from Tenant during such calendar year if capped, in the aggregate, by the Conditional PUE Cost Recovery Cap. If (a) the Premises has been in compliance with the PUE Cap Pre-Conditions over the course of the entire calendar year, and (b) the aggregate of Tenant’s Utility Payments (Default), as affected by the Conditional PUE Cost Recovery Cap is less than the aggregate of Tenant’s Utility Payments (Default) that were actually collected by Landlord from Tenant during such months without taking the Conditional PUE Cost Recovery Cap calculation into consideration, Landlord shall pay to Tenant, within thirty (30) days following Tenant’s receipt of such statement, the amount of the difference. The parties acknowledge that Landlord shall reasonably prorate the foregoing reconciliation mechanism to account for parts of a calendar year occurring at the beginning and end of the Term. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.
3.5.3    Periods of Premises Underutilization. Tenant acknowledges that Shared Infrastructure Costs will be incurred for the operation of the Building and the Datacenter regardless of whether there is any power being drawn in the Premises. As such, Section 3.5.2 above notwithstanding, Landlord and Tenant hereby agree that, during Periods of Premises Underutilization, Tenant’s Utility Payment shall be determined by virtue of a reasonable proration of the Shared Infrastructure Costs (based on power capacity).

3.5.4    Generator Fuel Usage. Additionally, Tenant shall pay Tenant’s proportionate share (based on power usage) of the cost of all Generator Fuel Usage, except for the extent to which such Generator Fuel Usage represents Maintenance Fuel Usage. Landlord shall bill Tenant not more frequently than monthly for the amount of the Generator Fuel Payment. Tenant shall pay the Generator Fuel Payment to Landlord, as Additional Rent, within thirty (30) days of delivery of each Generator Fuel Payment invoice. For the avoidance of doubt, it is the intent of the parties that this Section 3.5.5 represents a mechanism only for Landlord’s cost recovery with regard to non-maintenance related Generator Fuel Usage, and that there is no intent for Tenant’s Generator Fuel Payment to include any element of profit to Landlord in connection therewith.

3.5.5    Billing Disputes and Reports. Landlord and Tenant shall exercise good faith efforts to resolve all billing disputes to their mutual satisfaction within thirty (30) calendar days.

4.TAXES.

4.1    Taxes - Equipment. Tenant shall be liable for and shall pay at least ten (10) days before delinquency all Taxes - Equipment. If any such Taxes - Equipment are levied or assessed against Landlord or the Property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days of Landlord’s demand therefor, that part of such Taxes - Equipment for which Tenant is liable hereunder.

4.2    Taxes - Other. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant all Taxes - Other.

4.3    Taxes - Real Property.

4.3.1    If the Taxes - Real Property (Actual) during any calendar year are greater than the Taxes - Real Property (Actual) applicable to the Tax Base Year, Tenant shall be obligated to pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share of Taxes - Real Property (Actual).

4.3.2    Beginning with the Effective Date (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the Taxes - Real Property (Projected) for the Property for the year in which the Effective Date occurs.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Tenant shall pay each Projected Real Property Tax Installment to Landlord on the first day of each month during the Term of the Lease. Until Tenant has received the statement of the Taxes - Real Property (Projected) from Landlord, Tenant shall continue to pay Projected Real Property Tax Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant’s receipt of such statement of the Taxes - Real Property (Projected), Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Real Property Tax Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. Landlord shall provide Tenant a statement on or before June 15 (or as soon thereafter as reasonably possible) after the end of each calendar year, showing Tenant’s Proportionate Share of Taxes - Real Property (Actual) applicable to such calendar year, as compared to the total of the Projected Real Property Tax Installments for such calendar year. If Tenant’s Proportionate Share of Taxes - Real Property (Actual) for such calendar year exceeds the aggregate of the Projected Real Property Tax Installments collected by Landlord from Tenant with regard to such calendar year, Tenant shall pay to Landlord, within thirty (30) calendar days following Tenant’s receipt of such statement, the amount of such excess. However, if Tenant’s Proportionate Share of Taxes - Real Property (Actual) for such calendar year is less than the aggregate of the Projected Real Property Tax Installments collected by Landlord from Tenant with regard to such calendar year, Landlord shall pay to Tenant, within thirty (30) calendar days following Tenant’s receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Taxes - Real Property (Projected), based upon Landlord’s reasonable estimate of increases or decreases in Taxes - Real Property (Projected) and provide Tenant with a revised statement thereof. Thereafter, Tenant shall pay Projected Real Property Tax Installments on the basis of the revised statement. If the Commencement Date is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant’s Proportionate Share of Taxes - Real Property (Actual) shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease. If Landlord receives an abatement of Taxes - Real Property for any fiscal/tax year in respect of which Tenant pays Tenant’s Proportionate Share of Taxes - Real Property, then Landlord shall, within thirty (30) days after Landlord actually receives the proceeds of such abatement, credit or pay to Tenant with Tenant’s Proportionate Share of the net (i.e. net of the reasonable costs incurred by Landlord in obtaining such abatement) amount of such abatement proceeds, provided however, that in no event shall Tenant receive, with respect to any fiscal tax year, more than the actual amount of Tenant’s Proportionate Share of Taxes - Real Property paid by Tenant for Landlord for such fiscal tax year.

5.SECURITY DEPOSIT. Intentionally omitted.

6.	PERMITTED USE; COMPLIANCE WITH RULES AND LAWS; HAZARDOUS MATERIALS.

6.1    Permitted Use. Tenant shall use the Tenant Space only for the Permitted Use. Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.

6.6.1    Limitations on Permitted Use. Tenant agrees that neither Tenant, nor any other Tenant Party, may use the Tenant Space, or operate within the Tenant Space, the Datacenter and/or the Building, in any manner, which: (i) causes or is reasonably likely to cause damage to the Property, the Building, the Datacenter, the Tenant Space or any Building System; (ii) will invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same, unless Tenant reimburses Landlord for the amount of increase caused by Tenant, or any Tenant Party; (iii) constitutes a nuisance and/or otherwise interferes with other tenants’ or occupants’ use of space in the Building or otherwise at the Property, and/or any equipment, facilities or systems of any such tenant or occupant; (iv) interferes with the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennas or other facilities located at the Property. Additionally, and notwithstanding anything to the contrary contained in this Section 6.1, Tenant agrees that neither Tenant, nor any other Tenant Party, may (a) operate a meet-me room (i.e., a facility which has capacities and uses similar to the POP Room) in the Tenant Space or any other portion of the Building, (b) provide MMR Services in the Tenant Space or any other portion of the Building, or (c) refer to the Tenant Space as a “meet-me room”. Tenant agrees to reimburse Landlord for any losses, costs or damages caused by unauthorized parties who gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant (or any other Tenant Party) by Landlord. Tenant agrees to reimburse Landlord, as Additional Rent, for any additional insurance premium charged by Landlord’s insurance carrier for any insurance policy to the extent caused by Tenant’s failure to comply with the provisions of this Section 6.1.1.

6.2    Datacenter Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and all other Tenant Parties, shall comply fully with the Datacenter Rules and Regulations. Landlord shall have the right, from time-to-time, to change, amend and/or supplement the Datacenter Rules and Regulations as may be deemed by Landlord, in the exercise of its sole but good faith discretion, advisable for the safety, care and/or cleanliness of the Tenant Space, the Datacenter, the Building and/or the Property, and/or for the preservation of good order in any of same; provided, however, that such changes to the Datacenter Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or unreasonably interfere with Tenant’s Permitted

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Use of the Tenant Space. Landlord shall notify Tenant in writing promptly after making any changes to the Datacenter Rules and Regulations and shall provide Tenant with a copy of, or make available to Tenant electronically, the revised and current version of the Datacenter Rules and Regulations. In the event of a conflict between the Datacenter Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall be responsible for causing the other Tenant Parties to comply with the Datacenter Rules and Regulations.

6.3    Compliance with Laws; Hazardous Materials.

6.3.1    Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause all Alterations and Tenant’s (and all other Tenant Parties’) use of the Tenant Space to comply at all times during the Term of this Lease in all respects with all Applicable Laws.

6.4    Electricity Consumption Threshold.

6.4.1    Tenant’s actual electricity consumption for the Premises, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including the use of sub-meters and/or pulse meters, electrical surveys and/or engineer’s estimates), shall not at any time, exceed the Electricity Consumption Threshold. The power drawn by all of Tenant’s Personal Property shall be included in the calculation of Tenant’s actual electricity consumption for the Premises, except that if Tenant leases the Datacenter Expansion Area pursuant to Section 1.7, then the Electricity Consumption Threshold shall be increased by the additional electrical capacity provided to Tenant in connection with its demise of the Datacenter Expansion Area. In the event that an ECT Overage occurs, Tenant agrees to take immediate action to cause power consumption in the Premises to be at or below the Electricity Consumption Threshold.

6.4.2    Sub-ECT. Tenant acknowledges that the Electricity Consumption Threshold to the Premises is being provided via shared PDUs.  In addition to the aggregate power draw restrictions in Section 6.4.1, above, Tenant hereby agrees that Tenant’s actual electricity consumption shall not at any time exceed (a) 90amps from any PDU breaker during normal operation; (b) 150kW in the aggregate from any dedicated PDU pair during normal operation; or (c) 75kW in the aggregate from any shared PDU pair during normal operation (the “Sub-ECT”). In the event that the electricity consumption for the Premises exceeds any the Sub-ECT, then such occurrence shall also be deemed to be an ECT Overage (a “Sub-ECT Overage”), and Tenant agrees to take immediate action to cause power consumption to be at or below the Sub-ECT. Notwithstanding Section 15.1.2.1 of this Lease, below, it shall be deemed to be an Event of Default by Tenant under this Lease if Tenant fails to remedy a Sub-ECT Overage within one hundred twenty (120) hours after its receipt of an ECT Default Notice for such ECT Overage.

6.4.3    Circuit Consumption Threshold. Tenant is responsible for managing the electrical load on Dedicated Main Circuits (as defined below) in order to prevent overloading of each Dedicated Main Circuit during reduced redundancy operations. In that regard, in the event (during normal operation) that the load on any Dedicated Main Circuit reaches 45% of the applicable circuit rating, Landlord may notify Tenant (by an email generated by the BMS System) of this condition and request that Tenant closely monitor its circuit-level loads to ensure they remain below 50% of the applicable circuit rating, with a recommendation that normal operating load be maintained below 45% of the applicable circuit rating to minimize the chance of an unplanned load in excess of 50%. In the event (during normal operation) that the load on any Dedicated Main Circuit exceeds the Circuit Consumption Threshold (as defined below) for such Dedicated Main Circuit (a “Circuit Threshold Overage”), Landlord may notify Tenant (by an email generated by the BMS System) of this condition and request that the load for the applicable Dedicated Main Circuit be reduced to below 50% of the applicable circuit rating, with a recommendation that normal operating load be maintained below 45% of applicable circuit rating to minimize the chance of an unplanned load in excess of 50%. In the event of a Circuit Threshold Overage for which Tenant has not reduced the load for such Dedicated Main Circuit below 50% of the applicable circuit rating, Landlord shall be relieved of its SLA obligations, and Tenant shall not be entitled to remedies set forth in the SLA, with respect to Power Availability to the PDU(s) serving the applicable Dedicated Main Circuit(s). As used herein, “Dedicated Main Circuit” shall mean and refer to the input feeder circuits of each PDU to the Premises. As used herein, “Circuit Consumption Threshold” shall, as it relates to the electrical load on each Dedicated Main Circuit, mean and refer to 50.00% of the circuit rating for such Dedicated Main Circuit.
6.5    Maximum Structural Load. Tenant shall not place a load upon the Premises or the Datacenter exceeding the Maximum Structural Load.

7.	ACCESS CONTROL; LANDLORD’S ESSENTIAL SERVICES; INTERRUPTION OF SERVICES; REMOTE HANDS SERVICES.

7.1    Access Control. Landlord will provide Landlord’s Access Control Systems during the Term of this Lease. Landlord reserves the right, but without assuming any duty, to institute additional access control measures in order to further

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control and regulate access to the Building or any part thereof. Except as provided in Exhibit “F”, Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Datacenter, the Tenant Space or any part of the Building in excess of the Landlord’s Access Control Systems (and, unless expressly agreed in writing by Landlord, Landlord shall not under any circumstances be deemed to have agreed to provide any access control services in excess of the Landlord’s Access Control Systems). Tenant acknowledges and agrees that the activities of all persons in the Datacenter are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.

7.2    Landlord’s Essential Services. Landlord’s agreement to provide Landlord’s Essential Services and Tenant’s remedies for Interruptions of Landlord’s Essential Services, are described on Exhibit “F”, attached hereto. Landlord shall install temperature sensors under the floor of the Tenant Space at either end and in the middle of each cold aisle with the Tenant Space (the “Required Temperature Sensors”). Landlord shall use its best efforts to make available to Tenant results of the temperature monitoring provided by such sensors throughout the Term of the Lease.

7.3    Customer Handbook. Landlord agrees, throughout the Term of the Lease, to operate the Datacenter in accordance with the Digital Realty Trust “Customer Handbook”, Version 2.9 dated January 28, 2016 (“Handbook”), as it may be modified by Landlord from time to time; provided that: (i) Landlord shall give Tenant at least thirty (30) days prior written notice of any modifications to the Handbook, and (ii) any modifications to the Handbook shall be consistent with the then current manner of operation of the other datacenters operated by Digital Realty Trust and its affiliates in Virginia.

7.4    Interruption of Services. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility-provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements for any reason other than the fault of Landlord. Additionally, except as expressly set forth on Exhibit “F”, attached hereto, with regard to Interruptions of Landlord’s Essential Services, no interruption or malfunction of any electrical or other service to the Premises, or to any other portion of the Building or Property, shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or Consequential Damages, whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property, the Building or the Datacenter. In the event of the interruption of any such service, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord.

7.5    Remote Hands Services.

7.5.1    Remote Hands Services. Landlord, or an affiliate of Landlord, or an independent contractor on behalf of Landlord or such affiliate, offers certain limited services with regard to Tenant’s Personal Property (as the same may be offered from time to time, “Remote Hands”) at an additional cost (the party providing the Remote Hands services - whether it is Landlord, an affiliate of Landlord or an independent contractor, is referred to herein as “RH Provider”). For the avoidance of doubt, however, Remote Hands services shall not be available from RH Provider beyond the point at which a login prompt appears on Tenant’s Personal Property and the provision of Remote Hands services shall be subject to the terms of this Lease. The current list of available Remote Hands services (the “Current Remote Hands Services”), as of the Effective Date of this Lease, is attached hereto as Exhibit “I” (the “Remote Hands Addendum”). However, Landlord (on RH Provider’s behalf) reserves the right to modify the list of available Remote Hands services and/or the period(s) of time during which such services are available, from time to time, by written notice to Tenant. Notwithstanding anything to the contrary contained herein, in no event shall RH Provider be liable or responsible, in connection with the Remote Hands services, for the repair, configuration, tuning or installation of Tenant’s Personal Property or the Premises or any damage or loss caused by Remote Hands services, except to the extent that Landlord would have been liable under the terms of this Lease for such activities if the same had been performed by Landlord.

7.5.2    Process for Ordering Remote Hands Services. Tenant must request and utilize RH Provider’s Remote Hands services by virtue of placing an order for such service sending an e-mail request to customerservice@digitalrealty.com (or to such other person or to such other place as Landlord, or the RH Provider may from time to time designate in writing to Tenant). Once received, RH Provider will generate a work order (which will describe the requested Remote Hands services and will describe the price for same, if any). Upon RH Provider’s receipt of a signed work order from Tenant, RH Provider will schedule the work.

8.	MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT’S PERSONAL PROPERTY.

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8.1    Landlord’s Maintenance. Except as expressly provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in good repair the Pathway, the PDUs serving the Premises, Landlord’s Access Control Systems, the HVAC system serving the Premises, the UPS Plant serving the Premises, the Back-Up Power, the fire suppression systems serving the Premises, the Common Area cable management systems (comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment located within the Common Areas that are installed for the benefit of all tenants of the Building), all other common utility systems, the floors and foundation of the Building, the exterior walls and windows of the Building, the roof of the Building, the Common Areas, the Common Area HVAC system within the Building, and all other structural portions of the Building.

8.1.1    PM Standards. Tenant acknowledges that Landlord’s PM Standards shall be updated on at least an annual basis. Landlord shall provide Tenant with Landlord’s PM Schedule as far in advance as is reasonably practicable. Landlord agrees to perform the PM Activities, to substantially adhere to the then current PM Schedule in connection with such performance, and, except in an emergency, to give Tenant at least seven (7) calendar days’ written notice prior to any change in the PM Schedule.

8.1.2    Tenant’s PM Audit. During the Term, Tenant shall have the right, once per rolling six (6) month period, to perform a PM Audit. Tenant shall exercise the foregoing right by delivering its PM Audit Notice to Landlord no less than thirty (30) days before the date upon which Tenant desires to perform its PM Audit. The PM Audit Notice must detail the equipment for which Tenant wishes to inspect the PM Books and Records. Any such PM Audit shall be performed during Landlord’s normal business hours at a time and location within the Building reasonably designated by Landlord. Landlord shall respond to Tenant’s PM Audit Notice within five (5) business days after Landlord’s receipt of Tenant’s PM Audit Notice with the date, time and location of Tenant’s PM Audit. If Tenant’s PM Audit reveals that Landlord is delinquent in complying with the PM Schedule, Tenant shall deliver written notice to Landlord of such delinquency, and Landlord shall cure such delinquency within the time allowed pursuant to Section 16.1.1 of this Lease.

8.1.3    PM Change. In connection with the foregoing, in the event that Tenant desires that Landlord make a PM Change, Tenant agrees to provide Landlord a PM Change Request no fewer than twenty (20) calendar days prior to the next scheduled occurrence of the PM Activity to which the PM Change Request applies. In the event that Landlord is reasonably able to accommodate the PM Change, Landlord shall provide Tenant PM Change Cost Estimate, within three (3) business days after Landlord’s receipt of the PM Change Request. Tenant agrees to notify Landlord within five (5) business days after Tenant’s receipt of the PM Change Cost Estimate as to whether or not Tenant elects to have the PM Change implemented. If Tenant timely elects to have the PM Change implemented, Tenant shall pay Landlord the actual incremental amount of the costs incurred by Landlord in connection with the PM Change within thirty (30) calendar days after Tenant’s receipt of an invoice for same from Landlord.

8.2    Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the non-structural portions of the Tenant Space and Tenant’s equipment therein in good order and condition. If Tenant fails to maintain the non-structural portions of the Tenant Space as required by the foregoing sentence, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building or any portion of the Building or the Property, or the personal property of any other tenant or occupant, or causes an interruption of services to the Premises, the Datacenter and/or in the Building, Landlord may, but shall not be obligated to: (i) perform the maintenance and repair which Tenant was required to perform, (ii) repair the damage caused by Tenant or its technicians or representatives, or (iii) restore such interruption of services, as the case may be, and any reasonable amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%) of such amounts, shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) calendar days after Landlord’s demand therefor.

8.3    Alterations.

8.3.1    Except as expressly permitted under this Lease or as otherwise authorized by Landlord in writing, Tenant shall not make or cause to be made any Alterations to the Tenant Space, the Datacenter, or any other portion of the Building or Property without the prior written consent and approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are in compliance with the Datacenter Rules and Regulations, and (iii) will not affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. Landlord and Tenant acknowledge and agree that (a) Landlord’s Installations are hereby deemed to be Alterations hereunder; and (b) all Alterations shall be left as part of the Tenant Space without any obligation on Tenant’s part to remove the same, upon the expiration or earlier termination of this Lease, in good and operable condition, ordinary wear and tear excepted, and damage caused by a Casualty Event, Taking, or the default of Landlord excepted.

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8.3.2    Each request for Alterations consent must contain one (1) full size hard copy of all drawings together with one (1) full set of drawings on CD.

8.3.3    In any instance where Tenant desires to conduct Alterations, Tenant’s contractors, laborers, material men and others furnishing labor or materials for Tenant’s job must work in harmony, and not interfere, with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant and/or the express or implied permission for such persons to enter the Premises may be withdrawn at any time upon written notice to Tenant. Additionally, all such contractors, laborers, material men and others must obtain (and provide Landlord evidence of) such insurance as Landlord may reasonably require, prior to any such entry; provided that, in no event shall such insurance requirements exceed those that are described on Exhibit “B-1”, attached hereto.

8.4    Removal of Tenant’s Personal Property. Tenant agrees that, upon the expiration, or on or before the date ten (10) calendar days prior to the earlier termination, of the Term this Lease, Tenant shall at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property, and shall restore those portions of the Building, the Datacenter, and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant’s Personal Property to their condition existing immediately prior to the installation or placement of such items (including the replacement of all damaged floor tiles in the Premises), ordinary wear and tear, and damage caused by a Casualty Event, Taking or default of Landlord excepted. If Tenant fails to promptly remove any such Tenant’s Personal Property pursuant to this Section 8.4, Landlord shall have the right to cause the removal of such Tenant’s Personal Property and the restoration of those portions of the Building, the Datacenter, and/or the Tenant Space damaged by such removal to their condition existing immediately prior to the installation or placement of such Tenant’s Personal Property, ordinary wear and tear, and damage caused by a Casualty Event, Taking or default of Landlord excepted, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s reasonable costs of removal and restoration plus an administrative fee equal to ten percent (10%) of such costs.

9.    CASUALTY EVENTS; TAKINGS; INSURANCE.

9.1    Casualty Events; Takings.

9.1.1    Casualty Events. If, during the Term of this Lease, any portion of the Building, the Datacenter, or the Tenant Space shall be damaged or destroyed, in whole or in part, by a Casualty Event, Landlord shall, subject to the terms of this Section 9.1.1, and Sections 9.1.1.1 and 9.1.1.2, below, cause the Casualty Repair to occur. Landlord shall provide the Casualty Repair Notice to Tenant as soon as is reasonably practicable following the Casualty Event. For the avoidance of doubt, however, such repair and reconstruction obligation shall not be deemed to include any obligation on the part of Landlord with regard to any Alteration other than Landlord’s Installations, nor any of Tenant’s Personal Property.

9.1.1.1    Landlord’s Termination Right. Notwithstanding the foregoing, in the event that the Repair Period-Estimated exceeds ninety (90) calendar days, Landlord shall have the right to terminate this Lease by, and effective upon, written notice to Tenant as part of the Casualty Repair Notice.

9.1.1.2    Tenant’s Termination Right. If (a) a Casualty Event causes damage to the Tenant Space, or (b) a Casualty Event causes damage to the Building, such that Tenant is prevented from accessing the Premises or the Tenant Space is unfit for use by Tenant in the ordinary course of Tenant’s business, then Tenant shall have the right to terminate this Lease by, and effective upon, written notice to Landlord if (i) the Repair Period-Estimated exceeds one hundred twenty (120) calendar days (in which case Tenant must provide written notice to Landlord of such termination within ten (10) business days after Tenant’s receipt of the Casualty Repair Notice), or (ii) the Repair Period-Actual exceeds ninety (90) calendar days (in which case Tenant must provide written notice to Landlord of such termination prior to the one hundredth (100th) calendar day of the Repair Period-Actual).

9.1.1.3    Casualty-Complete. The foregoing notwithstanding, in the event of a Casualty-Complete, this Lease shall automatically terminate as of the date of the Casualty-Complete.

9.1.1.4    Rent Abatement - Casualty Events. In the event that this Lease is terminated pursuant to Sections 9.1.1.1, 9.1.1.2 or 9.1.1.3, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, then the Base Rent and Tenant’s Proportionate Share of Taxes - Property payable by Tenant with respect to the Tenant Space shall be abated proportionately during the Repair Period-Actual to the extent that the Tenant Space (i) is unfit for use by Tenant in the ordinary conduct of Tenant’s

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

business, and (ii) actually is not used by Tenant.

9.1.2    Takings.

9.1.2.1    Total Taking. If all or substantially all of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall terminate as of the date of the vesting of title in the condemning authority.

9.1.2.2    Partial Taking. If only a part of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall continue in full force and effect, subject to the terms of Sections 9.1.2.3-9.1.2.7, below.

9.1.2.3    Landlord’s Termination Right - Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains a part of the Tenant Space, the Building or the Property that, in Landlord’s reasonable discretion, is material to the operation of the Tenant Space, Landlord may terminate this Lease by notice to Tenant given within sixty (60) days following the date upon which Landlord received notice of such Taking. If Landlord so notifies Tenant, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

9.1.2.4    Tenant’s Termination Right - Partial Taking. If, by reason of a Taking of part of the Building or the Property Tenant no longer has reasonable means of access to the Tenant Space, or the Tenant Space is unfit for use by Tenant in the ordinary course of Tenant’s business, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days following the date upon which Tenant received notice of such Taking. If Tenant so notifies Landlord, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

9.1.2.5    Restoration - Taking. If this Lease shall not have been terminated pursuant to Sections 9.1.2.3 or 9.1.2.4, above, Landlord, at Landlord’s expense, shall, as soon as is reasonably practicable, restore that part of the Tenant Space that was not taken or condemned as part of the Taking to a self contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to occurrence of the Taking, excluding Tenant’s Personal Property; provided, however, that in the event Tenant receives an award for Tenant’s Alterations, such amounts shall be applied towards the restoration of such items.

9.1.2.6    Rent Abatement - Taking. In the event that this Lease is terminated pursuant to Sections 9.1.2.1, 9.1.2.3 or 9.1.2.4, above, Landlord shall refund to Tenant any prepaid Base Rent and Tenant’s Proportionate Share of Taxes - Property, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be reduced proportionately to the extent that the Premises is reduced as a result of the Taking.

9.1.2.7    Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Property. The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, Landlord expressly permits Tenant to make a separate claim against the condemning authority, in any appropriate proceeding, for the value of Tenant’s unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant and for Tenant’s moving expenses related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking. If any such award that is made, or compensation that is paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly make an accounting of same to the other.

9.1.3    Tenant’s Remedy. Tenant’s termination rights and rights to abatement of Base Rent and Tenant’s Proportionate Share of Taxes - Property, to the extent provided above in this Article 9, shall be Tenant’s sole and exclusive remedies in the event of a Casualty Event or Taking. Notwithstanding anything to the contrary contained herein, however, if any Casualty Event is caused by any act of willful misconduct of Tenant or any Tenant Party, then Tenant shall not be entitled to terminate this Lease under Section 9.1.1.2, and there shall be no abatement of any Base Rent (or any other Rent or other amounts) due hereunder.

9.2    Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-1” to this Lease. All of Tenant’s insurance policies with respect to the Tenant Space shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to the Landlord Group set forth in Section 14.1.1 of this Lease.

9.2.1    The commercial general liability policies procured by Tenant hereunder shall name Landlord and Landlord’s managing agent, and any Holders designated by Landlord as additional insureds. Prior to occupying the Tenant Space, and prior to the expiration of each such policy, Tenant shall submit to Landlord certificates of insurance evidencing such policies (and the applicable renewals thereof) being in effect. All insurance policies procured hereunder shall contain a provision stating

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that the insurer shall endeavor to provide at least thirty (30) days’ written notice to Landlord and all others named as additional insureds prior to any cancellation or material modification of such policy. If Tenant does not deliver to Landlord a certificate or other proof of renewal or coverage from an insurance carrier at least ten (10) business days prior to the expiration dates of each expiring policy, Landlord may, if Tenant has not cured such default within five (5) business days after receipt of written notice from Landlord, obtain such insurance on behalf of Tenant, and Tenant shall, within ten (10) days after Landlord’s demand therefor, pay to Landlord an amount equal to the cost of such insurance policies plus an administrative surcharge of ten percent (10%).

9.3    Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-2” to this Lease. Each of such insurance policies shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Landlord’s waiver of claims with respect to the Tenant Group set forth in Section 14.1.2 of this Lease. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, in no event, shall Landlord be obligated to carry any insurance covering any of Tenant’s Personal Property, any Alteration to the Tenant Space made by or on behalf of Tenant, or covering any Tenant Party, other than Landlord’s Installations.

10.    TRANSFERS.

10.1    Restrictions on Transfers; Landlord’s Consent. Except as otherwise expressly set forth in Section 10.1.1 and Section 10.5, below, to the contrary, Tenant shall not effect a Transfer, without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly set forth in this Lease, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such Transfer or attempted Transfer shall constitute an Event of Default by Tenant under Section 15.1.2 of this Lease.

10.1.1    Permitted Transfer. Tenant may, without the consent of Landlord (and without being subject to Landlord’s recapture rights under Section 10.3, below) undertake Permitted Transfers.

10.2    Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must merely notify Landlord prior to the occurrence of same), then at least twenty (20) business days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the Transfer, Tenant shall submit a Transfer Notice to Landlord. If, thereafter, Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant agrees to re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3    Landlord’s Recapture Rights. Except with regard to a Permitted Transfer, at any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 10.2, Landlord shall have the right (but not the obligation), exercisable by written notice to Tenant, to elect to cancel and terminate this Lease; provided however, that if the proposed Transfer is a sublease or other Transfer of only a portion of the Tenant Space and/or for a portion of the remaining Term, Landlord shall only have the right to terminate (or suspend, as the case may be) the Lease with respect to the portion of the Tenant Space for the portion of the remaining Term which Tenant proposes to sublease or Transfer. If Landlord exercises its right to terminate or suspend the Term of the Lease with respect to only a portion of the Tenant Space, then the Base Rent and Tenant’s Proportionate Share shall be reduced based pro-rata for the time period of such termination or suspension based upon the reduction in the electrical capacity available to Tenant in the remaining portion of the Tenant Space.

10.4    No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release the undersigned Tenant from Tenant’s obligations under this Lease or alter the primary liability of the undersigned Tenant to pay the Rent and to be responsible for the performance of all Tenant’s obligations hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee in the performance of any of the terms hereof, Landlord may proceed directly against the undersigned Tenant without the necessity of exhausting remedies against such Transferee.

10.5    Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises may require Tenant to enter into Colocation Agreements that will permit Colocation Parties to engage in Colocation Activities. Landlord expressly agrees that Tenant may, without Landlord’s consent, enter into such Colocation Agreements; provided, however, that (a) the Colocation Agreements, and each Colocation Party’s use of the Tenant Space, must comply with the terms of this Lease (including the Datacenter Rules and Regulations) and all Applicable Laws; (b) the Colocation Agreements, and the Colocation Parties’ rights thereunder, shall be subject and subordinate at all times to this Lease and all of its provisions, covenants and conditions; and (c) in no event may the rights of any Colocation Party, vis a vis the members of the Landlord Group, be greater

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than the rights of Tenant hereunder. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that the Colocation Agreements shall not constitute, or be deemed to be, the grant of a leasehold interest, or otherwise constitute, or be deemed to be, a real property interest.

10.6    Excess Rent. Landlord and Tenant agree that, if Tenant assigns this Lease, or subleases any part of the Tenant Space, for any Excess Rent, then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any such Excess Rent immediately upon Tenant’s receipt thereof.

11.    ESTOPPEL CERTIFICATES.

11.1    Estoppel Certificate by Tenant. At any time and from time to time, within ten (10) business days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord and/or any prospective purchaser of the Building and/or the Property and/or any Holder. Tenant acknowledges and agrees that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by Landlord and any prospective purchaser of the Building and/or the Property and by any current and/or prospective Holder, and any assignee of any such Holder.

11.2    Estoppel Certificate by Landlord. At any time and from time to time, within ten (10) days after written request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing certifying all matters reasonably requested by Tenant or any current or prospective transferee of Tenant’s, purchaser of Tenant or any current or prospective lender to Tenant or such transferee, including the nature of known defaults by Tenant under the Lease, if any. Landlord acknowledges and agrees that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any current or prospective transferee and/or purchaser of Tenant, and/or any lender to Tenant or such transferee.

12.    SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS.

12.1    Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Holder, this Lease will be subject and subordinate at all times to all Security Documents, which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate (or cause the subordination of) any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter, or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within ten (10) business days after receipt thereof, and in the form reasonably required by Landlord or any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a non-disturbance provision that is reasonably acceptable to such Holder, Landlord and Tenant in accordance with Section 12.3, below.

12.2    Holder Protection. Tenant agrees to give each Noticed Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then, prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

12.3    SNDA. At any time that the Building is hereafter made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the Holder to deliver an SNDA to Tenant. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building, and Tenant’s agreement to attorn to the Holder as provided in this Article 12, shall be conditioned upon the Holder entering into an SNDA.

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12.3.1    Landlord represents to Tenant that, as of the Effective Date of this Lease, there is no mortgage affecting the Building.

13.    SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1    Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition, ordinary wear and tear, and damage caused by a Casualty Event, Taking or a default of Landlord excepted.

13.2    Disposal of Tenant’s Personal Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of, or within fifteen (15) calendar days after any earlier termination of, the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant or any other Tenant Party.

13.3    Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to the Hold Over Percentage, as hereinafter defined, of the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease and one hundred percent (100%) of the Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The “Hold Over Percentage” shall be defined as 150% for the first sixty (60) days of hold over in the Tenant Space by Tenant, or anyone claiming by, through or under Tenant after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space) and 200% for any period of hold over by Tenant after the first sixty (60) days. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of Consequential Damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. As such, and notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover.

13.4    Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14.    WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS.

14.1    Waivers.

14.1.1    Tenant hereby waives its rights against the Landlord Group with respect to any claims, damages or losses for bodily injury to persons and/or damage to any Tenant’s Personal Property, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Tenant under this Lease, and were, in fact, carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

14.1.2    Landlord hereby waives its rights against the Tenant Group with respect to any claims, damages or losses for bodily injury to persons and/or for damage to the Building, the Property and/or Landlord’s equipment and fixtures, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Landlord under this Lease and that were, in fact, carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Tenant Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

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14.2    Indemnifications.

        14.2.1    Indemnification by Tenant.

14.2.1.1    To the maximum extent permitted law, but subject to Sections 9.3 and 14.1, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the other members of the Landlord Group from and against (and to reimburse Landlord and the other members of the Landlord Group for) any and all Claims arising from and/or in connection with:

(i)    the use or occupancy of the Tenant Space or any portion of the Building or the Property by Tenant or any other Tenant Party and/or any person claiming by, through or under Tenant or any other Tenant Party, including:

(a)    Claims related to any Colocation Agreement;

(b)    the acts or omissions of any Colocation Party;

(c)    the payment (or non-payment) of Taxes - Equipment;

(d)    the malfunctioning of Tenant’s Security System;

(e)    Claims related to any of Tenant’s Personal Property;

(f)    Claims by any Tenant Party (or any individual accessing the Tenant Space on any Tenant Party’s behalf) for bodily injury;

(g)    Tenant’s failure to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease (including third party Claims for Consequential Damages related to such failure); and

(h)    the removal, exercise of dominion over and/or disposition of any of Tenant’s Personal Property that is left in the Tenant Space after the expiration of the Term in violation of Section 13.2 (including third party Claims for Consequential Damages related to such removal).

(ii)    injuries to persons or damage to property to the extent caused by the active gross negligence or willful misconduct of Tenant or any other Tenant Party with respect to the Tenant Space, the Building or the Property;

(iii)    any person or entity making a claim for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that such claimant dealt through Tenant.

14.2.1.2        In the event that any Claim for which Landlord is entitled to indemnification under this Lease is brought against Landlord or any other member of the Landlord Group, Tenant, upon notice from Landlord, shall defend such action or proceeding at Tenant’s cost and expense. Tenant agrees that no settlement offer that involves the admission of liability by Landlord or obligation to make payment or pay damages shall be offered or accepted by Tenant in connection with any such indemnification and/or defense without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant vacating the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.

14.2.2    Subject to the limitations on Landlord’s liability expressly set forth in this Lease, Landlord hereby agrees to defend, indemnify and hold harmless Tenant and the Tenant Parties from and against (and to reimburse Tenant and any Tenant Parties for) all third party Claims to the extent arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to) (a) injuries to persons to the extent caused by the acts of negligence or willful misconduct of Landlord or any member of the Landlord Group at the Property, and (b) damage to property to the extent caused by the acts of gross negligence or willful misconduct of Landlord or any member of the Landlord Group at the Property, provided however, that the foregoing indemnification obligations contained in this Section 14.2.2 shall not include the obligation of Landlord to indemnify any Tenant Party to the extent that such claims are caused directly or indirectly, by the

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active or passive, joint, concurrent, or comparative negligence of any Tenant Party.

14.2.2.1        In the event that any Claim for which Tenant is entitled to indemnification under this Lease is brought against Tenant or any other member of the Tenant Group, Landlord, upon notice from Tenant, shall defend such action or proceeding at Landlord’s cost and expense. Landlord agrees that no settlement offer that involves the admission of liability by Tenant or obligation to make payment or pay damages shall be offered or accepted by Tenant in connection with any such indemnification and/or defense without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Landlord’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant vacating the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Landlord or Tenant.

14.3    Consequential Damages. Notwithstanding anything to the contrary (express or implied) contained herein, except with regard to Tenant’s obligations to indemnify Landlord, as expressly set forth in Section 14.2.1.1(i)(g) and (h) above, under no circumstances whatsoever shall Landlord or Tenant ever be liable under this Lease for first-party or third-party Consequential Damages.

14.4    Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant, by bonding or otherwise, within thirty (30) calendar days after the later of: (i) filing of the lien, or (ii) Tenant being made aware of the lien.

15.    TENANT DEFAULT.

15.1    Events of Default By Tenant. Each of the following shall constitute an Event of Default by Tenant under this Lease:

15.1.1    Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within five (5) business days after notice that the same is due.

15.1.2    Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including those contained in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of twenty (20) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within twenty (20) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within such twenty (20) day period and thereafter diligently prosecutes the curing thereof to completion.

15.1.2.1        Event of Default-ECT Overage. Section 15.1.2, above, notwithstanding, it shall be an Event of Default by Tenant (i) if Tenant fails to remedy an ECT Overage within one hundred twenty (120) hours after its receipt of an ECT Default Notice, and/or (ii) if three (3) ECT Overages occur in any rolling thirty (30) day period. In connection with this Section 15.1.2.1, the term “remedy” shall mean and refer to a meaningful and relatively permanent remedy of the condition causing the ECT Overage.

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15.1.3    The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding filed by Tenant, (i) a petition in bankruptcy or other insolvency proceeding filed against Tenant which is not dismissed within ninety (90) days of filing, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act , (iii) an assignment for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant, or (vi) any other instance whereby Tenant or any general partner of Tenant or any guarantor of Tenant’s obligations under this Lease shall cease doing business as a going concern.

15.1.4    Any failure by Tenant to execute and deliver any statement or document described in Article 11, Section 12.1 or Section 17.21 requested to be so executed and delivered by Landlord within the time periods specified in such Article or Section, where such failure continues for ten (10) business days after delivery of written notice of such failure by Landlord to Tenant.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.
15.2    Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall, in addition to an action for money damages, specific performance and/or injunctive relief, have the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive.

15.3    Limitations on Tenant’s Liability.

15.3.1    Liability of Certain Members of the Tenant Group. In no event shall Tenant’s directors, officers, shareholders, members, employees, constituent partners, or Tenant Affiliates have any personal liability or personal responsibility of any sort with respect to any of Tenant’s obligations under the Lease

15.3.2    Tenant’s Liability Cap.

The collective recourse of Landlord and its successors and assigns against Tenant (and the liability of Tenant to Landlord, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Tenant of any of its obligations under the Lease, and (b) any other matter relating to Tenant’s occupancy of the Tenant Space, shall be limited, in the aggregate, solely to an amount equal to Five Million ($5,000,000.00) Dollars, provided that the limitations on Tenant’s liability set forth in this Section 15.3.2 do not apply to: (i) rent payments due under the Lease, (ii) claims arising from breach of Tenant’s obligations with respect to hazardous materials, and (iii) claims based upon claims of third parties for bodily injury to the extent based upon the negligence or willful misconduct of Tenant Parties.

16.    LANDLORD’S LIABILITY.

16.1    Landlord Default; Tenant’s Remedies.

16.1.1    Landlord Default. It shall constitute a Landlord Default if: (a) Landlord shall fail to perform or observe any of Landlord’s Lease Undertakings, and (b) such failure continues for a period of twenty (20) days following written notice to Landlord of such failure; provided, however, that in the event that Landlord’s failure to perform or observe any of Landlord’s Lease Undertakings cannot reasonably be cured within twenty (20) days following written notice to Landlord, such failure to cure shall not be a Landlord Default if Landlord commences its cure within such twenty (20) day period and thereafter diligently prosecutes the curing thereof to completion.

16.1.2    Tenant’s Remedies. Except as otherwise expressly provided herein, (a) in the event of any Landlord Default, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief, and (b) in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. In that connection, Tenant hereby expressly waives any right conveyed to Tenant by virtue of any law granting Tenant a lien upon the property of Landlord and/or upon rental due to Landlord or granting Tenant a right to withhold Rent and/or terminate this Lease.

16.2    Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant, and notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that:

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

(i)    the collective recourse of Tenant and its successors and assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any of Landlord’s Lease Undertakings, and (b) any other matter relating to Tenant’s occupancy of the Tenant Space, shall be limited, in the aggregate, solely to an amount equal to Landlord’s Liability Cap, provided that the limitations on Landlord’s liability set forth in this Section 16.2(i) shall not apply to: (x) claims based upon claims of third parties for bodily injury to the extent based upon the negligence or willful misconduct of the Landlord Parties, or (y) any Outage Credits, Security/Access Credits, Full SOC 2 Credits, or Partial SOC2 Credits to which Tenant is entitled pursuant to Exhibit “F”;

(ii)    other than Landlord’s Liability Cap, Tenant shall have no recourse against any other assets of Landlord and in the uncollected rent and proceeds of the Building;
(iii)    Tenant shall have no recourse against any assets of any member of the Landlord Group other than Landlord;

(iv)    except to the extent of Landlord’s Liability Cap, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, Landlord; and

(v)    no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, any member of the Landlord Group other than Landlord.

16.3    Transfer of Landlord’s Interest. Landlord (and each of Landlord’s successors-in-interest) shall have the right, from time to time, to assign its interest and obligations, in writing and/or by operation of law, in and under this Lease to any third party to whom Landlord conveys its interest in the Property. Once and if Landlord (and/or any successor to Landlord) shall convey its interest in the Property to a third party, (a) Landlord (and each such successor) shall be fully released from all of the obligations and liabilities of Landlord under the Lease Documents accruing on or after the date of such transfer of Landlord’s interest in the Property to such third party, and (b) Tenant agrees to look solely to the successor-in-interest of Landlord for all such obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

16.3.1    Status as a Real Estate Investment Trust. Landlord shall have the right, from time to time, to assign part of its interest and obligations in and under this Lease to a wholly owned subsidiary of Landlord (or a wholly owned subsidiary of Landlord’s parent company), if and to the extent that Landlord determines such partial transfer is necessary or advisable in connection with the status of Landlord, or any other member of the Landlord Group, as a real estate investment trust.

17.    MISCELLANEOUS.

17.1    Severability. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect; and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to effectuating the intention of such invalid or unenforceable term or provision.

17.2    No Waiver. No failure or delay by either party to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Lease, or to exercise any right or remedy available upon such non-performance, will constitute a waiver thereof, and no breach or failure by either party to perform will be waived, altered or modified, except by written instrument signed by such party.

17.3    Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s attorneys’ fees and costs (including all expense reimbursements, expert witness fees, litigation costs, court or arbitration tribunal costs, filing fees, exhibit fees, forensic consultant fees, litigation support costs, expert witness fees, the costs of appeals and attorneys’ fees and costs incurred in connection with post-judgment collection and enforcement efforts). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer or for the purpose of collecting Rent, Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $500.00. The parties agree that this Section 17.3 shall survive the expiration or termination of this Lease.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

17.4    Waiver of Right to Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5    Headings; Time; Survival. The headings of the Articles, Sections, Schedules and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Section, subsection, or other subpart of this Lease. The words “include” and “including” shall not be construed as terms of limitation and shall, in all instances, be interpreted as meaning “including, but not limited to.” In all instances where a party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of a party accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired.

17.6    Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, (iii) facsimile (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), or (iv) e-mail (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 11 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, (c) the date the facsimile is transmitted, or (d) the date the e-mail is transmitted.

17.7    Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. In addition, Landlord and Tenant hereby submit to the local jurisdiction of the State in which the Property is located. Each party agrees that any action by the other against such party shall be instituted in the State in which the Property is located.

17.8    Incorporation; Amendment; Merger. This Lease, along with any schedules, exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space and the Datacenter and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby.

17.9    Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the respective broker specified in Item 13 of the Basic Lease Information.

17.10    Examination of Lease; Binding on Parties. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. This Lease shall not be binding or effective until each of the parties hereto has executed and delivered an original counterpart hereof to each other. No contractual or other rights shall exist between Landlord and Tenant with respect to the Tenant Space until both have executed and delivered this Lease, notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall not constitute the grant of an option for the Tenant to lease, or otherwise create any interest by Tenant in, the Tenant Space. The execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant.

17.11    Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease, but Landlord agrees to execute, acknowledge and deliver (if applicable) a statutory form of Notice of Lease.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

17.12    Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13    Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14    Force Majeure. Except for the extent to which a party’s obligations or rights are expressly stated herein to apply notwithstanding the effect of Force Majeure events, a party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by a Force Majeure event. The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time such party is delayed in performing such obligation by reason of any Force Majeure event.

17.15    No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant, and no other parties shall have any rights hereunder as against Landlord.

17.16    Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency when no prior notice shall be required, and except as otherwise expressly set forth below) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or prospective or current mortgage lenders (in either case only upon forty-eight (48) hours’ prior oral or written notice), to show the Tenant Space to prospective tenants (only during the last nine (9) months of the Term, and only upon forty-eight (48) hours’ prior oral or written notice), to determine whether Tenant is complying with all of its obligations under this Lease, and/or to exercise any of Landlord’s rights or remedies hereunder. In connection with Landlord’s rights hereunder, Tenant agrees that Landlord shall at all times have and retain a key that will unlock all of the doors in, on or about the Tenant Space; and, in the absence of such a key, Landlord shall have the right to use any reasonable means to open such doors to obtain entry to the Tenant Space. Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.17    Rights Reserved by Landlord. Except as otherwise expressly provided to the contrary in this Lease, Landlord hereby expressly reserves all rights related to the Premises, the Datacenter, the Building and the Property, including the right: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) to change, from time to time, the dimensions, configurations and locations of the Common Areas, and/or to otherwise make such alterations to the Datacenter or the Building as Landlord deems desirable; (iv) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building, the Datacenter, and/or the Property; (v) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Datacenter or the Tenant Space and which serve other parts or other tenants or occupants of the Datacenter, the Building and/or the Property; (vi) to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass; and (vii) to lease space in the Datacenter, the Building and the Property, and to create such other tenancies in the Datacenter, the Building and the Property as Landlord shall desire. In exercising its rights under this Section 17.17, Landlord shall not (i) reduce the size or volume of the Tenant Space more than a de minimus amount, (ii) except in an emergency, impact the operation of Tenant’s business operations in any material manner, or the privacy of Tenant’s customers in the Tenant Space without having given Tenant at least seven (7) calendar days prior written notice, or (iii) materially affect the visibility of Tenant’s lobby signage, if any, to visitors to the lobby of the Building. In scheduling any Datacenter, Building, or Property repair or maintenance, Landlord shall use reasonable efforts to minimize any impact on Tenant’s operations in the Tenant Space.

17.18    Counterparts; Delivery by Facsimile or E-mail. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

17.19    Confidentiality of Lease. Each party agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information and/or as required by Applicable Law or any court ruling.

17.20    Incorporation of Schedules and Exhibits. All of the terms and conditions of all of the Schedules and Exhibits to this Lease are hereby incorporated into this Lease.

17.21    Financial Statements. Within ten (10) days after Landlord’s written request therefore, which request shall be made only in the event that any actual or prospective lender, mortgagee or purchaser of the Building has required same, Tenant shall deliver Tenant’s Financial Statements to Landlord for the two (2) fiscal years immediately preceding Landlord’s request. If Tenant does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant’s chief financial officer as true, complete and correct in all material respects. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and agrees not to disclose Tenant’s Financial Statements to any third party other than any actual or prospective lender, mortgagee, or purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 17.21 shall not apply with regard to Tenant’s Financial Statements if, as the case may be, (a) the entity named as “Tenant” or the entity that is named as “Guarantor” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange, and (b) such entity’s Financial Statements are available online at no cost to Landlord

17.22    Master Lease. Landlord and Tenant hereby acknowledge and agree that Landlord may enter into a Master Lease with a Third Party Tenant for the operation and control of all or part of the Premises, and in such event, the Lease will automatically, without consent or further action of Tenant, be deemed a sublease between the Third Party Tenant, as sub-landlord, and Tenant, as subtenant. For the avoidance of doubt, aside from the fact that this Lease would (in such situation) become a sublease between Third Party Tenant (as sublandlord) and Tenant (as subtenant), rather than a lease between Landlord and Tenant, the terms of this Lease would not otherwise be changed by such action, and the Third Party Tenant (as “Landlord” under this Lease) would be required to comply with the terms of this Lease, as a sublease. This provision is self-operating; however, Tenant agrees to execute any documents needed to confirm such sublease, and if the Master Lease is entered into and Third Party Tenant defaults thereunder, Tenant will attorn to Landlord, as substitute sublandlord, and, provided Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of the Lease, even if Landlord should terminate the Master Lease.

17.23    Non-Exclusive Remedies. Unless expressly provided otherwise in this Lease, no remedy which a party may have as set forth in this Lease is intended to be, nor shall be, exclusive of, or mutually exclusive with regard to, any other remedy which such party may have as set forth in this Lease.

18.    CONFIDENTIALITY.

18.1    Definition of Confidential Information. “Confidential Information” shall mean and refer to, with respect to a party hereto, all information or material that: (a) gives that party some competitive business advantage, gives that party the opportunity of obtaining some competitive business advantage, or the disclosure of which would be detrimental to the interests of that party; and (b) is marked “Confidential,” “Restricted,” “Proprietary,” or with some other, similar, marking. Confidential Information includes all of Tenant’s Data, prices, trade secrets, databases, hardware, software, designs and techniques, programs, engine protocols, models, displays and manuals, and the selection, coordination and arrangement of the contents of such materials, and any unpublished information concerning research activities and plans, members, potential members, employees, customers, marketing or sales plans, product development or time to market, sales forecasts or results of marketing efforts, pricing or pricing strategies, costs, operational techniques, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins. “Tenant’s Data” shall mean and refer to all of Tenant’s data, records and information to which Landlord has access, under this Lease in connection with Landlord’s provision of the Landlord’s Essential Services and Landlord’s performance under this Lease.

18.2    Exclusions.

Confidential Information will not include any information or material, or any element thereof, whether or not such information or material is Confidential Information for the purposes of this Lease, to the extent any such information or material, or any element thereof:

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

(a)	has previously become or is generally known to the public, unless it has become generally known to the public through a breach of this Lease or a confidentiality or non-disclosure agreement;

(b)
was already rightfully known to the party receiving such information (the “Receiving Party”) prior to being disclosed by or obtained from the Receiving Party (or its agents or affiliates) disclosing such information (the “Disclosing Party”) as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the Receiving Party;

(c)
has been or is hereafter rightfully received by the Receiving Party from a third person (other than the Disclosing Party) without restriction or disclosure and without breach of a duty of confidentiality to the Disclosing Party; or

(d)	has been independently developed by the Receiving Party without access to Confidential Information of the Disclosing Party.

18.3    Use.

The parties agree to hold each other’s Confidential Information in strict confidence during the Term of this Lease and after any termination or expiration of this Lease. Each party recognizes the importance of the other’s Confidential Information and recognizes and agrees that the Confidential Information of the other party is critical to such other party’s business and that neither party would enter into this Lease without assurance that its Confidential Information and the value thereof will be protected as provided in this Section 18 (Confidentiality) and elsewhere in this Lease. Accordingly, each party agrees as follows:

(a)	the Receiving Party will hold any and all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Lease;

(b)
the Receiving Party may disclose or provide access to its responsible employees, attorneys, auditors, affiliates, lenders, prospective lenders, investors, prospective investors and prospective purchasers of the Property who have a need to know such Confidential Information in the ordinary course of the Receiving Party’s business; provided that, in any such case, the party disclosing Confidential Information shall advise the recipient of the fact that such information is Confidential Information under this Agreement and the party’s obligations under this Article 18; and

(c)
the Receiving Party will notify the Disclosing Party of any actual or attempted unauthorized disclosure or use of the other party’s Confidential Information promptly after it becomes aware of such attempt or use, and will cooperate with the Disclosing Party, in any manner which the Disclosing Party reasonably requests and at no cost to the Receiving Party, to protect all proprietary rights in and ownership of its Confidential Information.

18.4    Compelled Disclosures.

To the extent required by Applicable Law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Confidential Information in accordance with such law or order or requirement, provided that, promptly after becoming aware of such law, order, or requirement and, if possible, prior to disclosing Confidential Information pursuant thereto, the Receiving Party will so notify the Disclosing Party in writing. The Receiving Party will use reasonable efforts not to release Confidential Information pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose, or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Confidential Information that may result from such disclosure. The Receiving Party will cooperate with and provide assistance to the Disclosing Party regarding such measures in such manner as the Disclosing Party may reasonably request, and at no cost to the Receiving Party.

18.5    Return of Confidential Information.

On the Disclosing Party’s written request or upon expiration or termination of this Lease for any reason, the Receiving Party will, promptly after written request from the Disclosing Party, with respect to either Landlord or Tenant, as the case may be, return or destroy, at the Disclosing Party’s option, all tangible (the parties acknowledging that information provided in electronic format shall not be considered “tangible” for the purposes of this Section 18.5) originals and copies of all documents and materials it has received containing the Disclosing Party’s Confidential Information.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

18.6    Non-Exclusive Equitable Remedy.

Each Party acknowledges and agrees that due to the unique nature of Confidential Information there is no adequate remedy at law for any breach of its obligations hereunder and that any such breach or threatened breach may result in irreparable harm to such Party and, therefore, that upon any such breach or any threat thereof, each Party will be entitled to seek and obtain appropriate equitable and injunctive relief from a court of competent jurisdiction without the necessity of proving actual loss, in addition to whatever remedies either of them might have at law or equity.
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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the respective dates set forth below to be effective as of the Effective Date.
LANDLORD:

DIGITAL LOUDOUN PARKWAY CENTER NORTH, LLC,
a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
its manager

	By:	Digital Realty Trust, Inc.,
its general partner

		By:	/s/ David Lucey
		Name:	David Lucey
		Title:	Vice President, Global Asset Management

Date:	September 30, 2016

TENANT:
CARBONITE, INC.,
a Delaware corporation

By:	/s/ Anthony Folger
Name:	Anthony Folger
Title:	Chief Financial Officer
Date:	September 30, 2016

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “A”
DEPICTION OF DATACENTER and PREMISES
[***]

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “B-1”
TENANT’S INSURANCE REQUIREMENTS
Policies

A.	Commercial general liability insurance (including contractual liability):	$1,000,000 single limit; $2,000,000 aggregate limit, with umbrella coverage providing an additional $3,000,000 in excess coverage
B.	“Special Peril Form” property insurance:	Full replacement value of Tenant’s Personal Property.
C.	Workers’ compensation insurance:
In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

D.	Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant or any other member of the Tenant Group.
E.	Business interruption insurance:
In such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.

Requirements:

All insurance required of Tenant under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Tenant’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include contractual liability, broad form property damage, cross liability and severance of interest clauses.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “B-2”
LANDLORD’S INSURANCE REQUIREMENTS
Policies

A.	Commercial general liability insurance (including contractual liability):	$1,000,000 single limit; $2,000,000 aggregate limit; with an umbrella policy providing an additional $3,000,000 in excess coverage.
B.	“Special Peril Form” property insurance:	Full replacement value of the Building and Landlord’s personal property installed therein.
C.	Workers’ compensation insurance:
In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

D.	Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Landlord or any other member of the Landlord Group.

Requirements:

All insurance required of Landlord under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Landlord’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include contractual liability, broad form property damage, cross liability and severance of interest clauses.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “C”
DESCRIPTION OF PATHWAY

•	One (1) maxcell sleeve within an existing Landlord conduit from the Premises to the P-POP Room, along pathway as hereafter designated by Landlord (the “P-POP Pathway”).

•	One (1) maxcell sleeve within an existing Landlord conduit from the Premises to the S-POP Room, along pathway as hereafter designated by Landlord (the “S-POP Pathway”).

From and after the Commencement Date, until the expiration of the Term of the Lease, the “Pathway” shall mean and refer to the P-POP Pathway together with the S-POP Pathway.

Tenant, at Tenant’s sole cost and expense, shall install the fiber running from the Premises through the Pathway to the respective POP Rooms, subject to the following:

(i)    such installation shall be subject to Tenant’s obtaining Landlord’s prior written approval of the plans therefor, which approval shall not be unreasonably withheld, conditioned, or delayed; and

(ii)    such installation shall be performed by Tenant’s contractor, subject to the supervision of Landlord’s representative.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “D”
VIRGINIA STATE LAW PROVISIONS

1.    REMEDIES FOR EVENTS OF DEFAULT
1.1    Landlord’s Right to Terminate Upon Tenant Default. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following without notice or demand, any such notice or demand being hereby waived, to the extent that such waiver is allowed by Applicable Laws:
1.1.1    Terminate this Lease, in which event Tenant shall immediately surrender possession of the Tenant Space to Landlord.
1.1.2    Enter upon and take possession of the Tenant Space and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.
1.1.3    Alter locks and other security devices at the Tenant Space.
1.1.4    Terminate any and all agreements, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant, with Landlord or with third parties, and affecting the Tenant Space or any part of the Building.
1.2    No Surrender or Merger. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of all or any part of the Tenant Space by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others on or about the Tenant Space shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant’s property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived (subject to Section 1.7 of this Exhibit “D”), as are all claims for damages by reason of any distress warrant, unlawful detainer proceedings, sequestration proceedings or other legal process, to the extent that such waiver is allowed by Applicable Laws. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in unlawful detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.
1.3    Damages Upon Default. If Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Landlord may hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus, at Landlord’s election, either (to the extent permitted by Applicable Law):
(i) such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate this Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord in good faith as provided in Section 1.5 below), or
(ii) the amount (discounted to present value) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under clause (i) above), (x) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the last day as of which the Term of the Lease would have expired, but for such Event of Default, exceeds (y) the aggregate projected market rental value (including other charges) for the Tenant Space for such period.
Actions to collect amounts due by Tenant provided for in clause (i) of this Section 1.3 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

1.4    Repossession of Tenant Space. If Landlord elects to repossess the Tenant Space without terminating this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 1.4 may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.
1.5    Landlord’s Expenses. Upon an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid pursuant to this Lease: (i) the costs and expenses of securing new tenants, including expenses for refixturing, alterations and other costs in connection with preparing the Tenant Space for the new tenant and any reasonable or necessary alterations, (ii) the cost, incurred by Landlord in good faith, of removing and storing Tenant’s or other occupant’s property, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees. Past due rental and other past due payments shall bear interest from maturity at the Default Rate (as defined in Schedule 1 of this Lease) until paid.
1.6    Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
1.7    Reletting. Landlord agrees to use reasonable efforts to relet the Tenant Space after Tenant vacates the Tenant Space in the event that the Lease is terminated based upon a default by Tenant hereunder.  Marketing of the Tenant Space in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts."  Tenant agrees that, in any event, Landlord has no obligation to:  (i) relet the Tenant Space prior to leasing any other space within the Building; or (ii) relet the Tenant Space (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant’s use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s facilities; or (4) which would involve any use of Hazardous Materials (other than those which Tenant is expressly permitted to use under the Lease); or (iii) solicit or entertain negotiations with any other prospective tenants for the Tenant Space until Landlord obtains full and complete possession of the Tenant Space, including the final and unappealable legal right to re-let the Tenant Space free of any claim of Tenant to occupy the Tenant Space.
1.8    Landlord’s Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within ten (10) days following Landlord’s demand therefor, all costs, expenses and disbursements incurred by Landlord in good faith (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of ten percent (10%) of such amount.
2.    CALCULATION OF CHARGES. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by Tenant (including payments under Section 3.5) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “E”
LANDLORD’S INSTALLATIONS

A.	Landlord shall at its sole cost and expense, subject to the terms of Section 3.2, above, cause (collectively, “Landlord’s Installations”):

•	The installation of Metering Equipment - Tenant Space at the output breaker of the PDUs that serve the Premises related to electrical power.

•	The installation of cage walls substantially in the lay out set forth on Exhibit “A” (the “Premises Cage”).

•	The installation of a biometric security device on the cage door (the “Cage Bio”).

•	The installation of the Pathway described on Exhibit “C”.

•	The installation of the Required Temperature Sensors.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “E-1”
COMMISSIONING CRITERIA
Commissioning consists of five general levels of activities summarized as follows:

Level 1 - Factory Testing

Manufacturers’ standard test reports will be reviewed prior to shipment of equipment to the site.

Level 2 - Component Verification

Individual system components are verified at the site upon delivery for compliance with the design specifications, drawings, and approved submittals or shop drawings.

Level 3 - System Construction Verification

As the components are assembled into individual systems, the construction or installation of the overall system is verified. This includes an evaluation of interconnection between components, physical arrangement, support and anchoring, and access and clearance.

Level 4 - Individual System and Major Equipment Operation Verification

Subsequent to the completion of construction and assembly of each individual system or major equipment element, it is started-up and tested for proper functional operation and performance.

Level 5 - Integrated Systems Operation Verification

The test procedures that comprise Level 5 commissioning are designed to simulate the operation of the Premises’ infrastructure during a full range of operational situations, including loss of utility services, single and multiple equipment failure, normal sequential changes to the equipment operation, and planned maintenance operations.

This effort is dependent upon the successful completion of all prior levels of commissioning. The assembly of appropriate documentation and certifications for the completion of Level Four commissioning will be a prerequisite.

Level 5 commissioning will typically be completed in four basic steps:

▪	Initial planning

▪	Preparation of test procedures

▪	Implementation of tests

▪	Issuance by Commissioning Agent of the Commissioning Complete Letter.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “F”
SERVICE LEVEL
Table A.
Landlord shall provide the following:

1.	Electricity Consumption Threshold:	450 total kW.
2.	Target Battery Capacity:	Five (5) minutes.
3.	Back-Up Power Specifications:	Four (4) dedicated (2.0) MW Building generators supply back-up power for the Datacenter. Back-up power is included in all AC amperage usage.
4.	HVAC Specifications.
	(a) Target Temperature Range:	Average temperature of the Premises, measured below the raised floor of the Premises, between 59 degrees Fahrenheit and 90 degrees Fahrenheit.
	(b) Target Humidity Range:	Average relative humidity of the Premises, measured below the raised floor of the Premises, between 20% and 80% relative humidity and 62.6 degrees Fahrenheit dew-point.

Service Level - Terms.

1. Landlord’s Essential Services.

A.    Electricity. Landlord shall furnish electricity to the Premises sufficient to meet the Electricity Consumption Threshold. The obligation of Landlord to provide electricity to the Premises shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited, except as expressly set forth in the next sentence, to providing power sufficient to meet the Electricity Consumption Threshold. In addition, Landlord shall furnish back-up power for the Premises sufficient to meet the Back-Up Power Specifications, at all times except during maintenance operations and Force Majeure events. Except for the Back-Up Power Specifications, Landlord shall have no obligation to provide emergency, supplemental or back-up power systems for use in the Premises, or otherwise in, or for, the Tenant Space.

B.    HVAC. Landlord shall furnish HVAC to the Premises sufficient to cause the average temperature and humidity of the Premises (measured below the raised floor of the Premises) to meet the HVAC Specifications. The obligation of Landlord to provide HVAC to the Premises shall be limited to providing HVAC sufficient to meet the HVAC Specifications.

2. Credits.

A.    Outage Credits.

Upon the occurrence of each Separate/Independent Interruption of Landlord’s Essential Services, Tenant shall be entitled to an Outage Credit in the amount set forth opposite the duration of such Interruption of Landlord’s Essential Services in Table 2.A.(1)-A and 2.A.(1)-B, below, as applicable:

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Table Related to the Calculation of Outage Credits (Table 2.A.(1)-A)

Interruption Duration:	Tenant’s Remedy:
0-4 consecutive hours	The Level-1 Outage Credit(s) described in Table 2.A.(1)-B, below.
5-8 consecutive hours	One (1) additional Outage Credit
Each eight (8) hour period thereafter during which such Interruption of Landlord’s Essential Services occurs or continues.	One (1) additional Outage Credit

Table Describing the Level-1 Outage Credits (Table 2.A.(1)-B)

Interruption Occurrence:	Level-1 Outage Credit:
Each First Interruption.	One (1) Outage Credit.
Each Second Interruption.	Two (2) Outage Credits.
Each Third Interruption	Three (3) Outage Credits.
Each Four-Plus Interruption and each Interruption after the Fourth Interruption.	Four (4) Outage Credits.

B.    Security/Access Credits.

Any breach by Landlord of its obligations with respect to Security or Access, as set forth in the then current version of the Handbook (such security and access obligations being set forth in the 8th section, starting on page 40 and ending on page 46 of the Version 2.8 of the Handbook, dated December 30, 2011), shall be considered to be a “Security/Access Incident”. Tenant shall be entitled to a credit (“Security/Access Credits”) against Rent in the amount of [***] for each Security/Access Incident and [***] for each day that any Security/Access Incident is unresolved.

C.    SOC 2 Audit Credits.

Landlord shall cause a SOC 2 Audit of the Datacenter be performed at least once every twelve months by a qualified independent auditor. If such audit results in a qualified opinion (a “Qualified Opinion”) by the service auditor (e.g., as a result of an examination, the service auditor determined that management’s description does not fairly present the system, the controls of the system were not suitably designed to meet the criteria, or the controls were not operating effectively), and either: (i) Tenant is unable to use the Tenant Space for the purposes permitted under the Lease by reason of such Qualified Opinion for any period of time, then Tenant shall be entitled a credit (“Full SOC 2 Credit”) equal to [***] of the Rent payable by Tenant for each day that Tenant is unable use the Datacenter by reason of such Qualified Opinion, or (ii) if, despite such Qualified Opinion, Tenant is able to use the Tenant Space for the purposes permitted under the Lease for a period after the date (“SOC 2 Cure Date”) which is (20) days after Landlord receives notice from such auditor of such Qualified Opinion, then Tenant shall be entitled to a credit (“Partial SOC 2 Credit”) equal to [***] of the Rent payable by Tenant for each day between SOC 2 Cure Date and the date that Landlord has reasonably resolved any issues related to such Qualified Opinion and has given Tenant notice of same.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

D.    Procedures.
In the event that Tenant is entitled to an Outage Credit, Security/Access Credit, Full SOC 2 Credit, or Partial SOC 2 Credit, such credit shall be applied as a credit towards Tenant’s Base Rent due in the immediately following month of the Term; provided, however, in the event that a credit accrues during the final month of the Term, Landlord will pay to Tenant the amount of such credit within thirty (30) days following the expiration of the Term.
E.    Limits on Credits.
The foregoing notwithstanding, (a) the total aggregate amount of Outage Credits, Security/Access Credits, Full SOC 2 Credits, and Partial SOC 2 Credits to which Tenant may become entitled in any calendar month shall not exceed Tenant’s total monthly Base Rent (at the time of the event); and (b) Tenant’s entitlement to, and accrual of, Outage Credits related to any Interruption - Electrical shall occur only from and after the point at which the aggregate duration of all Interruptions - Electrical during any rolling twelve (12) month period exceeds the Interruption - Electrical Duration Threshold.
F.    Cure Notices. Once Landlord has rectified a particular Interruption of Landlord’s Essential Services, Security/Access Incident, or SOC 2 non-compliance, Landlord shall provide notice of such rectification or cure to Tenant as soon as is reasonably practicable thereafter.
3.    Termination Rights.
A.    Continuous Outage Termination Right. In the event of a Continuous Outage, Tenant may terminate this Lease by timely delivery of the Continuous Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Continuous Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Continuous Outage. If Tenant exercises its termination right under this Paragraph or Paragraph B. below, then Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in moving Tenant’s Personal Property from the Tenant Space to a new location.
B.    Chronic Outage Termination Right. In the event of a Chronic Outage, Tenant may terminate this Lease by timely delivery of the Chronic Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Chronic Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Chronic Outage.
4.    Remedies Exclusive. Tenant agrees that Tenant’s entitlement to Outage Credits, Security/Access Credits, Full SOC 2 Credits, and Partial SOC 2 Credits and the termination rights set forth above, all as expressly set forth in this Exhibit “F”, shall be Tenant’s sole and exclusive remedies with regard to each Interruption of Landlord’s Essential Services.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “G”
POP LICENSED AREAS
POP Licensed Areas:
Tenant shall have the right during the Term to use one quarter cabinet in the P-POP Room (as hereafter designated by Landlord, the “P-POP Licensed Area”) and one quarter cabinet in the S-POP Room (the “S-POP Licensed Area”) to serve, subject to the terms of Section 1.3, above and this Exhibit “G”, as Tenant’s connectivity point of demarcation.
Tenant acknowledges and agrees that any cabinets or other rack space located in the POP Rooms described in this Lease or hereafter added to this Lease (each, a “POP Licensed Areas”) is provided on an "as-is" basis, and Landlord makes no representation or warranty that any POP Licensed Area is suitable or fit for Tenant's intended purpose.
Notwithstanding anything to the contrary contained in this Lease, during the Term of this Lease (i) Tenant is hereby granted a license to use (the “POP Room Permitted Use”) Tenant's POP Licensed Areas for the placement and maintenance of computer, switch and/or communications equipment and connections with the communications cable and facilities of other tenants, carriers and occupants in the POP Rooms only, and shall, in no event, be permitted to utilize the POP Licensed Areas (or any other portion of the Building) to provide meet-me room services or refer to any POP Licensed Area as a “meet-me room”, (ii) Exhibit “F” and the rights and remedies thereunder and therein (the “SLA”) apply only with regard to the “Premises” described in item 7 of the Basic Lease Information (i.e., Tenant shall have no rights or remedies under the SLA with regard to the POP Licensed Areas), and (iii) Tenant shall comply with the POP Room Rules and Regulations (defined below) at all times during the Term.
The “POP Room Rules and Regulations” shall mean and refer to Landlord's rules and regulations for the POP Rooms, as same may be amended by Landlord from time to time upon notice to Tenant.
The current version of the POP Room Rules and Regulations is available on the internet at the following url: http://www.digitalrealty.com/leasing/.
Additionally, and notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees, at Tenant’s sole cost and expense, to maintain the POP Licensed Areas and Tenant’s equipment therein in clean and safe condition, in as good condition as when Tenant took possession, ordinary wear and tear excepted. Upon or prior to the expiration or earlier termination of the Term of the Lease, Tenant shall quit and surrender possession of the POP Licensed Areas to Landlord in good order and clean condition, reasonable wear and tear excepted and shall promptly remove all of Tenant’s equipment therein, in accordance with the terms of the Lease.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “H”
COMMENCEMENT DATE NOTICE
_________ __, 201__
VIA [FAX/E-MAIL]: [# OR E-MAIL ADDRESS]
AND FEDERAL EXPRESS

CARBONITE, INC.
_________________
_________________

Re:
That certain TURNKEY DATACENTER LEASE with an effective date of ______ __, 2016 (as amended and modified from time to time, the “Lease”), by and between CARBONITE, INC. (“Tenant”), as tenant, and DIGITAL LOUDOUN PARKWAY CENTER NORTH, LLC (“Landlord”), as landlord, covering certain premises more particularly described in the Lease at that certain building located at 44100 Digital Loudoun Plaza, Ashburn, Virginia. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

Ladies and Gentlemen:
Please be advised that Landlord has caused each of the Commencement Date Conditions to occur. In that connection, please find the Commissioning Complete Letter, attached hereto as Attachment “1”. Accordingly, Landlord confirms the following:
1.    The Commencement Date of the Lease is _______ ___, 20__.

2.     Tenant’s Base Rent schedule is as follows:
$_________ for the period _______ __, 20__ through _______ __, 20__
(the Partial Month) [DELETE IF COMMENCEMENT DATE IS THE 1ST]
$_________ per month for the period _______ __, 20__ through _______ __, 20__
(months 1-12 of the Term)
$_________ per month for the period _______ __, 20__ through _______ __, 20__
(months 13-24 of the Term)
$_________ per month for the period _______ __, 20__ through _______ __, 20__
(months 25-36 of the Term)
$_________ per month for the period _______ __, 20__ through _______ __, 20__
(months 37-48 of the Term)
$_________ per month for the period _______ __, 20__ through _______ __, 20__
(months 49-60 of the Term)

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Should you have any questions, please contact _________ (Property Manager) at ___________, who will be glad to assist you.

Sincerely,
DIGITAL LOUDOUN PARKWAY CENTER NORTH, LLC,
a Delaware limited liability company
		By:	Digital Realty Trust, LP.,
a Maryland limited partnership
its member and manager
			By:	Digital Realty Trust, Inc.,
a Maryland corporation
its general partner
Attest:	_______________________		By:	__________________
				Print Name:	______________
				Title:	_______________

cc: ADDITIONAL TENANT NOTICE ADDRESSES

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

ATTACHMENT “1”

COMMISSIONING COMPLETE LETTER

[USE COMMISSIONING AGENT’S LETTERHEAD]

COMMISSIONING COMPLETE LETTER

_________ __, 2016

VIA [INSERT METHOD]

[LANDLORD]
c/o Digital Realty Trust, L.P.
[LANDLORD’S ADDRESS]

Re:	Commissioning of Suite [***] (the “Datacenter”), located in that certain building located at 44100 Digital Loudoun Plaza, Ashburn, Virginia.

Ladies and Gentlemen:

We are pleased to advise you that, as of __:__ [AM/PM] on [MONTH] [DATE], 20__, Level 4 and Level 5 Commissioning of the above-referenced Datacenter are complete. We have concluded that the mechanical and electrical systems supporting the Datacenter are operating in accordance with the design intent. Please note that we will be accumulating the testing data and will forward our final report to you no later than [MONTH] [DATE], 20__.
We understand that third parties (e.g. tenants or potential tenants of the Datacenter and your lenders or potential lenders) may rely on the statements made in this letter (this “Commissioning Complete Letter”), and we authorize you to share this Commissioning Complete Letter with third parties as you see fit.
Should you have any questions, please contact [COMMISSIONING REPRESENTATIVE] at [PHONE #], who will be glad to assist you.

Sincerely,
[COMMISSIONING AGENT]

By:	_______________________
Name:	_______________________
Title:	_______________________

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT “I”
Remote Hands Addendum
Current List of Available Remote Hands Services
Remote Hands services include non-technical and technical skill sets.
Remote Hands services are billed at .25-hour incremental blocks with a minimum of 1 hour.
The then-current list of the prices (including hourly rates) for Remote Hands services is available from RH Provider, upon request from Tenant. As of the Effective Date, the price (hourly rate) for Remote Hands services is equal to [***]

24X7X365 SUPPORT Qualified onsite technicians are available by phone, email or in person 24x7x365
SECURE KEY STORAGE Keys are securely stored in the Customer Service Center (CSC) allowing for access to cages and cabinets 24x7x365	INFRASTRUCTURE DATA CABLING Technicians can perform intra-premises backbone cabling
BacKup tape SwapS Tapes for backup systems are changed on request
CROSS CONNECT INFRASTRUCTURE
Technicians are available to assist with telecommunication provider issues by installing temporary loopbacks to verify physical media continuity from the Datacenter or Meet-Me Room demarcation panel to the Premises handoff

POWER CYCLING OF EQUIPMENT Technicians perform hard-reboots (pressing the power button) or soft-reboots (entering the restart command)	EQUIPMENT INVENTORY Detailed rack elevation drawings can be provided
PATCH CORD INSTALLATION Technicians can install patch cables based on customer direction	HARDWARE REPLACEMENT On-site staff can replace hard drives, memory, processors etc. with customer-provided replacements
ENERGIZING OF PDUs Provider staff can arrange to plug power cables into receptacles under the raised floor	EQUIPMENT INSTALLATION Staff is available to un-box, rack and inventory equipment based on customer specifications. Staff can also install data and power cables and provide as-built documents
EQUIPMENT ASSISTANCE Technicians are available to assist with transport of large pieces of equipment within the Datacenter	CIRCUIT TESTING Technicians can provide circuit performance testing
KVM AVAILABILITY Technicians provide screen outputs before and after reboots	ONE TIME PRE-SCHEDULED EVENT Technicians are available to participate in pre-scheduled events such as maintenance windows
ROUTINE SCHEDULED EVENTS Customers can avoid opening individual tickets by scheduling routine events such as daily/weekly/monthly tape swaps
PREVENTATIVE MAINTENANCE Maintenance services not requiring a password are available based on customer needs
Material Supply Depot
For the convenience of its customers, RH Provider stocks commonly requested items. These items are available through the Customer Service Center 24/7. Supplies are not provided as part of the Remote Hands services and will be invoiced at cost to the customer. On-site supplies include:

Cat5E Patch Cables (Assorted Lengths)
Cat6 Patch Cables (Assorted Lengths)
Fiber Patch Cables (Single-Mode and Multi-Mode)
Rack Shelves (Half and Full)
Rack Screws and Rack Nuts

Items such as custom length/color patch cords, patch panels and cable managers can also be quoted and ordered.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

•	Cat5E Patch Cables (Assorted Lengths)

•	Cat6 Patch Cables (Assorted Lengths)

•	Fiber Patch Cables (Single-Mode and Multi-Mode)

•	Rack Shelves (Half and Full)

•	Rack Screws and Rack Nuts

Items such as custom length/color patch cords, patch panels and cable managers can also be quoted and ordered.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT "J"

TENANT MOVING ALLOWANCE

A.    Landlord and Tenant acknowledge and agree that (i) an affiliate of Landlord (“Digital Affiliate”) and Tenant are parties to that certain Turn Key Datacenter Lease having an effective date of June 3, 2011 (as amended from time to time, the “Wakefield Lease”) covering certain space (the ‘Wakefield Premises”) in that certain building owned by Digital Affiliate and located at 200 Quannapowitt Parkway, Wakefield, Massachusetts; (ii) Digital Affiliate and Tenant are presently negotiating the terms of an amendment to the Wakefield Lease (the “Wakefield Amendment”), by which the parties will modify the date on which the term of the Wakefield Lease is scheduled to expire; and (iii) in connection with the expiration of the term of the Wakefield Lease, Tenant intends to remove certain equipment from the Wakefield Premises and install the same in the Premises (the “Equipment Relocation”). Provided (i) Landlord and Tenant enter into a fully effective Wakefield Amendment, (ii) no uncured Event of Default by Tenant exists under this Lease or the Wakefield Amendment, and subject to the terms and conditions of this Exhibit “J”, Landlord hereby agrees to provide Tenant with a moving allowance (the “Moving Allowance”) in an amount equal to [***] to reimburse Tenant for the actual, third party, out-of-pocket, reasonable costs incurred by Tenant in connection with the Equipment Relocation.

B.    The costs and expenses of performing the TPP Relocation shall be borne solely by Tenant; provided, however that Landlord shall provide to Tenant the Moving Allowance. The Moving Allowance shall be paid by Landlord to Tenant as follows:

(i)    Tenant may submit to Landlord applications for progress payments (each, an “Application for Payment”), in a form reasonably acceptable to Landlord no more often than once per calendar month. Each Application for Payment shall be for the aggregate cost of the TPP Relocation performed prior to the month in which the applicable Application for Payment is delivered and for which a prior Application for Payment has not been previously submitted to Landlord. The costs and expenses for which each reimbursement is requested shall be segregated and reasonably detailed within a schedule attached to each Application for Payment and must be submitted together with (a) paid invoices for all TPP Relocation work for which reimbursement is then being sought, and (b) to the extent any element of the TPP Relocation includes work performed at the Building by third parties (e.g., removal of equipment and restoration of the Premises), final lien waivers.

(ii)    Each Application for Payment with appropriate lien waivers shall be certified by Tenant as to the matters contained therein.

(iii)    Within thirty (30) days after Tenant’s submission of an Application for Payment to Landlord, Landlord will pay to Tenant an amount equal to the payment requested on the Application for Payment, provided, however, the aggregate payments shall not exceed the sum of the Moving Allowance.

C.    Any portion of the Moving Allowance for which an Application for Payment has not been submitted to Landlord within three hundred sixty-five (365) days after the Effective Date shall be deemed to have been forfeited by Tenant and shall remain the property of Landlord.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.